Exhibit 1A-2B

ANABASIS REAL ESTATE INVESTMENT TRUST, LLC

OPERATING AGREEMENT

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TABLE OF CONTENTS

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This OPERATING AGREEMENT of ANABASIS REAL ESTATE INVESTMENT TRUST, LLC (hereinafter referred to as the “COMPANY”) is dated as of September xx, 2023. Capitalized terms used herein without definition have the respective meanings ascribed thereto in Section 1.1 and Section 13.1.

WHEREAS, the COMPANY was formed under the Florida Act as ANABASIS, LLC and filed with the Secretary of State of the State of Florida on October 5, 2018 (hereinafter referred to as the “ARTICLES OF ORGANIZATION”). The COMPANY then changed its name to ANABASIS REAL ESTATE INVESTMENT TRUST, LLC in September of 2023.

WHEREAS, the MANAGING MEMBER has authorized and approved this OPERATING AGREEMENT on the terms set forth herein.

NOW THEREFORE, the OPERATING AGREEMENT of the COMPANY is hereby stated in its entirety as follows:

ARTICLE I: DEFINITIONS:

Section 1.1. Definitions. Certain terms used in ARTICLE XIII of this OPERATING AGREEMENT are defined in that Article. In addition, the following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this OPERATING AGREEMENT.

AFFILIATE: means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

ARTICLES OF ORGANIZATION: means the ARTICLES OF ORGANIZATION of the COMPANY filed with the Florida Secretary of State of the State of Florida as referenced in Section 2.9, as such ARTICLES OF ORGANIZATION may be amended, supplemented or restated from time-to-time.

BOARD OF DIRECTORS: the COMPANY’S BOARD OF DIRECTORS shall be the governing body of the COMPANY, elected by a simple majority of the COMPANY’S voting shareholders, and re-elected to 24-month terms.

BUSINESS DAY: means Monday through Friday of each week, except that a legal holiday recognized as such by the Government of the United States of America, or the District of Columbia, shall not be regarded as a Business Day.

CAPITAL CONTRIBUTION: means with respect to any Shareholder of the COMPANY, the amount of cash and the initial gross fair market value (as determined by the MANAGING MEMBER or the BOARD OF DIRECTORS in good faith discretion) of any other property contributed or deemed contributed to the capital of the COMPANY by or on behalf of such Shareholder, reduced by the amount of any liability assumed by the COMPANY relating to such property and any liability to which such property is subject.

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CERTIFICATE: means a certificate in such form as may be adopted by the MANAGING MEMBER and/or the BOARD OF DIRECTORS, and issued by the COMPANY, evidencing ownership of one or more Shares.

CODE: means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

COMMISSION: means the United States Securities and Exchange Commission.

COMMON SHARES: means any Shares of the COMPANY (the COMPANY’S “Equity Membership Shares”) that are not Preference Shares.

COMPANY: means ANABASIS REAL ESTATE INVESTMENT TRUST, LLC, a Florida Limited Liability Company, and any successors thereto.

CONFLICT OF INTEREST: means: (i) any matter that the MANAGING MEMBER or the BOARD OF DIRECTORS believes may involve a conflict of interest that is not otherwise addressed by the COMPANY’S conflicts of interest policy; or any transaction that is deemed to be a Principal Transaction.

EXCHANGE ACT: means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

EXPENSES AND LIABILITIES: has the meaning assigned to such term in Section 5.4(a) of this OPERATING AGREEMENT.

FBCA: means the Florida Business Corporation Act, 2023 Florida Statutes, Title XXXVI, Chapter 607, as amended, supplemented or restated from time to time, and any successor to such statute.

FLORIDA ACT: means the Florida Revised Limited Liability Company Act, 2023 Florida Statutes, Title XXXVI, Chapter 605, as amended, supplemented or restated from time to time, and any successor to such statute.

GOVERNMENTAL ENTITY: means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

INDEMNIFIED PERSON: means: (i) any person who is or was an officer of the COMPANY, if any; (b) the MANAGING MEMBER or any member of the BOARD OF DIRECTORS, together with the COMPANY’S Officers, Directors, and/or Managers; (c) any person who is or was serving at the request of the COMPANY as an Officer, Director, Manager, Partner, Tax Matters Partner, Fiduciary or Trustee of another person (including any Subsidiary), provided that a person shall not be an INDEMNIFIED PERSON by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; and (d) any person the MANAGING MEMBER, or the BOARD OF DIRECTORS, designates as an INDEMNIFIED PERSON for purposes of this OPERATING AGREEMENT.

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INDEPENDENT REPRESENTATIVE: means an independent representative appointed by the MANAGING MEMBER or the BOARD OF DIRECTORS to review and approve certain transactions involving a CONFLICT OF INTEREST in order to protect the interests of the COMPANY and its shareholders.

INVESTMENT COMPANY ACT: means the Investment Company Act of 1940, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

LIQUIDATOR: means one or more Persons selected by the MANAGING MEMBER or the BOARD OF DIRECTORS to perform the functions described in Section 8.2 of this OPERATING AGREEMENT as liquidating trustee of the COMPANY, as applicable, within the meaning of the FLORIDA ACT.

MANAGING MEMBER: means Mr. Mark T. Ocepek. The MANAGING MEMBER shall control all functions and operations of the COMPANY until the time that a BOARD OF DIRECTORS is established.

MARKET PRICE: means, with respect to the COMMON SHARES on a particular date, $93.75 per Common Share until the First “NAV Reporting Date.” Thereafter, the Market Price will be adjusted every semi-annual period, or such other period as determined by the MANAGING MEMBER or the BOARD OF DIRECTORS in his/its sole discretion, but no less than frequently than semi-annually, and as of January 1st and July 1st of each year (or as soon as commercially reasonably and announced by the COMPANY thereafter), with equal the greater of: (i) $93.75 per Common Share; or (ii) the sum of the Company’s Net Asset Value, or NAV, divided by the number of the COMPANY’S COMMON SHARES issued and outstanding as of the end of the prior semi-annual period, as determined in accordance with Section 5.12 of this OPERATING AGREEMENT and disclosed by the COMPANY in either a pricing supplement filed by the COMPANY with the COMMISSION or on the COMPANY’S website (“NAV per Common Share”).

NAV: has the meaning assigned to such term in Section 5.12 of this OPERATING AGREEMENT.

OFFERING: has the meaning assigned to such term in Section 5.1(b) of this OPERATING AGREEMENT.

OFFERING DOCUMENT: means, with respect to any class or series of Shares, the prospectus, offering circular, offering memorandum, private placement memorandum or other offering document related to the initial offering of such Shares, approved by the MANAGING MEMBER or the BOARD OF DIRECTORS, including any Offering Statement.

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OFFERING STATEMENT: means the offering statement on Form 1-A (File No. _________) filed by the COMPANY with the COMMISSION on ____________, pursuant to which the COMPANY is qualified for sale a maximum of $75,000,000 of its COMMON SHARES under Regulation A of the Securities Act, as such offering statement may be amended or supplemented from time to time, or such other offering statements that the COMPANY may qualify or register under the Securities Act from time to time.

OPERATING AGREEMENT: has the meaning set forth in the recital of this Agreement.

OPINION OF COUNSEL: means a written opinion of counsel (who may be regular counsel to the COMPANY or any of its AFFILIATES) acceptable to the MANAGING MEMBER or the BOARD OF DIRECTORS.

OUTSTANDING: means, with respect to Shares, all Shares that are issued by the COMPANY and reflected as Outstanding on the COMPANY'S books and records as of the date of determination and, for purposes of Article XIII, that are treated as outstanding for U.S. Federal Income Tax purposes.

PREFERENCE SHARES: means a class of Shares of the COMPANY that entitles the Record Holders thereof to a preference or priority over the Record Holders of any other class of Shares of the COMPANY in: (i) the right to a greater number of votes per share than holders of the COMPANY’S COMMON SHARES; (ii) the right to share profits or losses or items thereof; (iii) the right to share in distributions; or (iv) rights upon termination or liquidation of the COMPANY (including in connection with the dissolution or liquidation of the COMPANY). PREFERENCE SHARES shall not include COMMON SHARES.

RECORD DATE: means the date established by the MANAGING MEMBER or the BOARD OF DIRECTORS, in his/its discretion, for determining: (i) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Shareholders of the COMPANY or entitled to exercise rights in respect of any lawful action of Shareholders of the COMPANY; or (ii) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

RECORD HOLDER: means with respect to any Shares of the COMPANY, the person or entity in whose name such Shares are registered on the books of the COMPANY (or on the books of any Transfer Agent, if applicable) as of the opening of business on a particular Business Day.

REDEMPTION PLAN: has the meaning assigned to such term in Section 4.6 of this OPERATING AGREEMENT

REIT: means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

ROLL-UP TRANSACTION: has the meaning assigned to such term in Section 10.6(a) of this OPERATING AGREEMENT.

SECURITIES ACT: means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

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SHAREHOLDER: means any person that is the owner of any COMMON SHARES as provided in this Agreement.

SUBSIDIARY: means, with respect to any Person, entity or the COMPANY, as of any date of determination, any other Person or entity as to which such Person or entity, or the Company, owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such entity.

TRANSFER: means, with respect to a Share, a transaction by which the RECORD HOLDER of a Share assigns such Share to another Person or entity who is or becomes a Shareholder, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage; provided, however, that, solely for purposes of Article XIII, the term "TRANSFER" shall have the meaning specified in Section 13.1 of this OPERATING AGREEMENT.

TENDERED SHARES: has the meaning assigned to such term in Section 3.9 of this OPERATING AGREEMENT.

TRANSFER AGENT: means, with respect to any class of Shares, such bank, trust company or other Person or entity (including the COMPANY or one of its AFFILIATES) as shall be appointed from time to time by the COMPANY to act as registrar and TRANSFER AGENT for such class of Shares; provided that if no TRANSFER AGENT is specifically designated for such class of Shares, the COMPANY shall act in such capacity.

U.S. GAAP: means United States generally accepted accounting principles consistently applied.

Section 1.2 Construction. Unless the context requires otherwise: (a) any pronoun used in this OPERATING AGREEMENT shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term "include" or "includes" means includes, without limitation, and "including" means including, without limitation.

ARTICLE II: ORGANIZATION:

Section 2.1 Formation: The COMPANY has been formed as a limited liability company pursuant to the provisions of the FLORIDA ACT.

Except as expressly provided to the contrary in this OPERATING AGREEMENT, the rights, duties, liabilities and obligations of the Shareholders and the administration, dissolution and termination of the COMPANY shall be governed by the FLORIDA ACT. All Shares shall constitute personal property of the owner thereof for all purposes and a Shareholder has no interest in specific COMPANY property.

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Section 2.2 Name. The name of the COMPANY shall be “ANABASIS REAL ESTATE INVESTMENT TRUST, LLC”. The words "Limited Liability Company", "LLC", or similar words or letters shall be included in the COMPANY'S name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The business of the COMPANY may be conducted under any other name or names, as determined by the MANAGING MEMBER or the BOARD OF DIRECTORS. The MANAGING MEMBER, or the BOARD OF DIRECTORS, may change the name of the COMPANY at any time, and from time to time, and shall notify the Shareholders of such change in the next regular communication to the Shareholders.

Section 2.3 Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the MANAGING MEMBER or BOARD OF DIRECTORS, the address of the registered office of the COMPANY in the State of Florida is: 103 CENTURY 21 DRIVE, SUITE 100-008, County of DUVAL, City of JACKSONVILLE, State of FLORIDA 32216, and the name of its registered agent at such address is MR. MARK OCEPEK. The principal office of the Company shall be located at 103 CENTURY 21 DRIVE, SUITE 100-008, JACKSONVILLE, FLORIDA 32216 or such other place as the MANAGING MEMBER or BOARD OF DIRECTORS may from time to time designate by notice to the Shareholders. The COMPANY may maintain offices at such other place or places within or outside the State of Florida as the MANAGING MEMBER or BOARD OF DIRECTORS determines to be necessary or appropriate.

Section 2.4 Purpose. The purpose of the COMPANY shall be to: (a) promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a limited liability company organized pursuant to the FLORIDA ACT; (b) acquire, hold and dispose of interests in any corporation, partnership, joint venture, limited liability company, trust or other entity and, in connection therewith, to exercise all of the rights and powers conferred upon the COMPANY with respect to its interests therein; and (c) conduct any and all activities related or incidental to the foregoing purposes.

Section 2.5 Qualification in Other Jurisdictions. The MANAGING MEMBER or BOARD OF DIRECTORS may cause the COMPANY to be qualified or registered in any jurisdiction in which the COMPANY transacts business and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration.

Section 2.6 Powers. The COMPANY shall be empowered to do any and all acts and things necessary and appropriate for the furtherance and accomplishment of the purposes described in Section 2.4 of this OPERATING AGREEMENT.

Section 2.7 Power of Attorney. Each Shareholder hereby constitutes and appoints the MANAGING MEMBER or BOARD OF DIRECTORS and, if a LIQUIDATOR shall have been selected pursuant to Section 8.2 of this OPERATING AGREEMENT, the LIQUIDATOR (and any successor to the LIQUIDATOR by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

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(a) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

(i) all certificates, documents and other instruments (including this Agreement and the ARTICLES OF ORGANIZATION and all amendments or restatements hereof or thereof) that the MANAGING MEMBER or BOARD OF DIRECTORS (or the LIQUIDATOR) determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the COMPANY as a limited liability company in the State of Florida and in all other jurisdictions in which the COMPANY may conduct business or own property;

(ii) all certificates, documents and other instruments that the MANAGING MEMBER, BOARD OF DIRECTORS or the LIQUIDATOR determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this OPERATING AGREEMENT;

(iii) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the MANAGING MEMBER or BOARD OF DIRECTORS (or the LIQUIDATOR) determines to be necessary or appropriate to reflect the dissolution, liquidation and/or termination of the COMPANY pursuant to the terms of this OPERATING AGREEMENT;

(iv) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Shareholder pursuant to, or in connection with other events described in, Section 10.6 or Article III, Article IV or Article VIII of this OPERATING AGREEMENT; (v) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class of Shares issued pursuant to Section 3.2; and

(vi) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the COMPANY pursuant to Article X of this OPERATING AGREEMENT.

(b) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the MANAGING MEMBER or BOARD OF DIRECTORS (or the LIQUIDATOR) determines to be necessary or appropriate to:

(i) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the shareholders hereunder or is consistent with the terms of this OPERATING AGREEMENT; or

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(ii) effectuate the terms or intent of this OPERATING AGREEMENT,

provided, that when required by Section 9.2 of this OPERATING AGREEMENT or any other provision of this OPERATING AGREEMENT that establishes a percentage of the Shareholders or of the Shareholders of any class or series, if any, required to take any action, the MANAGING MEMBER of the BOARD OF DIRECTORS (or the LIQUIDATOR) may exercise the power of attorney made in this Section 2.7(b) of this OPERATING AGREEMENT. only after the necessary vote, consent, approval, agreement or other action of the Shareholders or of the Shareholders of such class or series, as applicable.

Nothing contained in this Section 2.7 of the OPERATING AGREEMENT shall be construed as authorizing the MANAGING MEMBER or BOARD OF DIRECTORS (or the LIQUIDATOR) to amend, change or modify this OPERATING AGREEMENT except in accordance with Article IX of this OPERATING AGREEMENT or as may be otherwise expressly provided for in this OPERATING AGREEMENT.

The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Shareholder and the transfer of all or any portion of such Shareholder's Shares and shall extend to such Shareholder's heirs, successors, assigns and personal representatives. Each such Shareholder hereby agrees to be bound by any representation made by the MANAGING MEMBER or BOARD OF DIRECTORS (or the LIQUIDATOR) acting in good faith pursuant to such power of attorney; and each such Shareholder, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the MANAGING MEMBER or BOARD OF DIRECTORS (or the LIQUIDATOR) taken in good faith under such power of attorney in accordance with this Section 2.7 of this OPERATING AGREEMENT Each Shareholder shall execute and deliver to the MANAGING MEMBER or BOARD OF DIRECTORS (or the LIQUIDATOR) within 15-days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the MANAGING MEMBER or BOARD OF DIRECTORS (or the LIQUIDATOR) determines to be necessary or appropriate to effectuate this Agreement and the purposes of the COMPANY.

Section 2.8 Term. The term of the COMPANY commenced on the day on which the ARTICLES OF ORGANIZATION was filed with the Secretary of State of the State of Florida pursuant to the provisions of the FLORIDA ACT. The term of the COMPANY shall be perpetual, unless and until it is dissolved or terminated in accordance with the provisions of Article VIII of this OPERATING AGREEMENT. The existence of the COMPANY as a separate legal entity shall continue until the cancellation of the ARTICLES OF ORGANIZATION as provided in the FLORIDA ACT.

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Section 2.9 ARTICLES OF ORGANIZATION. The ARTICLES OF ORGANIZATION has been filed with the Secretary of State of the State of Florida as required by the FLORIDA ACT, such filing being hereby confirmed, ratified and approved in all respects. The MANAGING MEMBER or BOARD OF DIRECTORS shall use all reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Florida or any other state in which the COMPANY may elect to do business or own property. To the extent that the MANAGING MEMBER or BOARD OF DIRECTORS determines such action to be necessary or appropriate, the MANAGING MEMBER or BOARD OF DIRECTORS shall direct the appropriate officers to file amendments to and restatements of the ARTICLES OF ORGANIZATION and do all things to maintain the COMPANY as a limited liability company under the laws of the State of Florida or of any other state in which the COMPANY may elect to do business or own property, and any such officer so directed shall be an "authorized person" of the COMPANY within the meaning of the FLORIDA ACT for purposes of filing any such certificate with the Secretary of State of the State of Florida. The COMPANY shall not be required, before or after filing, to deliver or mail a copy of the ARTICLES OF ORGANIZATION, any qualification document or any amendment thereto to any Shareholder.

ARTICLE III: SHAREHOLDERS & SHARES:

Section 3.1 Shareholders and Shares Generally.

(a)	A person or entity shall be bound by the terms of this OPERATING AGREEMENT if such Person or entity purchases or otherwise lawfully acquires any Share and becomes the RECORD HOLDER of such Share in accordance with the provisions of Article III, Article IV and Article XIII of this OPERATING AGREEMENT. A Person or entity may become a RECORD HOLDER without the consent or approval of any of the Shareholders. A person or entity may not become a Shareholder without acquiring a Share.

(b)	The name and mailing address of each Shareholder shall be listed on the books and records of the COMPANY maintained for such purpose by the COMPANY (or the TRANSFER AGENT, if any). The MANAGING MEMBER or BOARD OF DIRECTORS shall update the books and records of the COMPANY from time to time as necessary to reflect accurately the information therein (or shall cause the TRANSFER AGENT to do so, as applicable).

(c)	Except as otherwise provided in the FLORIDA ACT, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the COMPANY, and the Shareholders shall not be obligated personally for any such debt, obligation or liability of the COMPANY solely by reason of being a Shareholder.

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(d)	Unless otherwise provided herein (including, without limitation, in connection with any redemption or repurchase pursuant to Article IV of this OPERATING AGREEMENT or enforcement of the TRANSFER and ownership restrictions contained in Article XIII of this OPERATING AGREEMENT), Shareholders may not be expelled from or removed as Shareholders of the COMPANY. Except in connection with any Redemption Plan established pursuant to Section 4.6 of this OPERATING AGREEMENT, Shareholders shall not have any right to resign from the Company; provided, that when a transferee of a Shareholder’s Shares becomes a RECORD HOLDER of such Shares, such transferring Shareholder shall cease to be a Shareholder of the COMPANY with respect to the Shares so transferred.

(e)	Except to the extent expressly provided in this OPERATING AGREEMENT (including any SHARE DESIGNATION):

i.	No Shareholder shall be entitled to the withdrawal or return of his/her/its Capital Contribution, except to the extent, if any, that distributions made pursuant to this OPERATING AGREEMENT or upon dissolution or termination of the COMPANY may be considered as such by law and then only to the extent provided for in this OPERATING AGREEMENT;

ii.	No Shareholder holding any class or series, if any, of any Shares of the COMPANY shall have priority over any other Shareholder holding the same class or series of Shares either as to the return of Capital Contributions or as to distributions;

iii.	No interest shall be paid by the COMPANY on Capital Contributions; and

iv.	No Shareholder, in his/her/its capacity as such, shall participate in the operation or management of the business of the COMPANY, transact any business in the COMPANY'S name or have the power to sign documents for or otherwise bind the COMPANY by reason of being a Shareholder.

(f)	Except as may be otherwise agreed between the COMPANY, on the one hand, and a Shareholder, on the other hand, any Shareholder shall be entitled to and may have business interests and engage in business activities in addition to those relating to theCOMPANY, including business interests and activities in direct competition with the COMPANY. Neither the COMPANY nor any of the other Shareholders shall have any rights by virtue of this OPERATING AGREEMENT in any such business interests or activities of any Shareholder.

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Section 3.2 Authorization to Issue Shares.

(a)	The COMPANY may issue Shares, and options, rights, warrants and appreciation rights relating to Shares, for any COMPANY purpose at any time, and from time to time, to such Persons or entities for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the MANAGING MEMBER or BOARD OF DIRECTORS shall determine, all without the approval of any Shareholders, notwithstanding any provision of Section 9.1 or Section 9.2 of this OPERATING AGREEMENT. Notwithstanding the foregoing, the share price for each Common Share being offered pursuant to any OFFERING STATEMENT shall equal the Market Price. Each Share shall have the rights and be governed by the provisions set forth in this OPERATING AGREEMENT and, with respect to additional Shares of the COMPANY that may be issued by the COMPANY in one or more classes or series, with such designations, preferences, rights, powers and duties (which may be junior to, equivalent to, or senior or superior to, any existing classes or series of Shares of the COMPANY), as shall be fixed by the MANAGING MEMBER of BOARD OF DIRECTORS and reflected in a written action or actions approved by the MANAGING MEMBER or BOARD OF DIRECTORS in compliance with Section 5.1 of this OPERATING AGREEMENT (each, a "SHARE DESIGNATION"). Except to the extent expressly provided in this OPERATING AGREEMENT (including any Share Designation), no Shares shall entitle any SHAREHOLDER to any preemptive, preferential or similar rights with respect to the issuance of Shares.

(b)	A SHARE DESIGNATION (or any resolution of the MANAGING MEMBER or BOARD OF DIRECTORS amending any SHARE DESIGNATION) shall be effective when a duly executed original of the same is delivered to the MANAGING MEMBER or BOARD OF DIRECTORS for inclusion among the permanent records of the COMPANY, and shall be annexed to, and constitute part of, this OPERATING AGREEMENT. Unless otherwise provided in the applicable SHARE DESIGNATION, the MANAGING MEMBER or BOARD OF DIRECTORS may at any time increase or decrease the number of Shares of any class or series, but not below the number of Shares of such class or series then Outstanding.

(c)	Unless otherwise provided in the applicable Share Designation, if any, the COMPANY is authorized to issue an unlimited number of COMMON SHARES and an unlimited number of Preference Shares. All Shares issued pursuant to, and in accordance with the requirements of, this Article III of this OPERATING AGREEMENT shall be validly issued Shares in the COMPANY, except to the extent otherwise provided in the FLORIDA ACT or this OPERATING AGREEMENT (including any SHARE DESIGNATION).

(d)	The MANAGING MEMBER or BOARD OF DIRECTORS may, without the consent or approval of any Shareholders, amend this OPERATING AGREEMENT and make any filings under the FLORIDA ACT or otherwise to the extent the MANAGING MEMBER or BOARD OF DIRECTORS determines is necessary or desirable in order to effectuate any issuance of Shares pursuant to this Article III of the OPERATING AGREEMENT, including, without limitation, an amendment of Section 3 .2(c) of the OPERATING AGREEMENT.

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(e)	As of the date of this OPERATING AGREEMENT the COMPANY has issued 8,494 Common Shares to its MANAGING MEMBER & CHAIRMAN OF THE BOARD OF DIRECTORS, Mr. Mark T. Ocepek; and 8,492 Common Shares to its President and Member of the BOARD OF DIRECTORS, Mr. Bryce Ocepek, and 3,015 Common Shares to other members of the management group. The Company has issued 200 Preference Shares to its MANAGING MEMBER & CHAIRMAN OF THE BOARD OF DIRECTORS, Mr. Mark T. Ocepek; 200 Preference Shares to its President and Member of the BOARD OF DIRECTORS, Mr. Bryce Ocepek; and 200 Preference Shares to its BOARD OF DIRECTORS Member Mr. James Stuber; and 200 Preference Shares to its BOARD OF DIRECTORS Member Mr. Pierre LaPorte, and 200 Preference Shares to its BOARD OF DIRECTORS Member Mr. Eugene Lipscher, Esq., and 200 Preference Shares to its BOARD OF DIRECTORS Member Lee Frankhouser. The COMPANY expects to issue an additional 200 Preference Shares to a seventh BOARD OF DIRECTORS Member to be named. The COMPANY expects to issue 800,000 Common Shares pursuant to a Regulation A+ Offering.

Section 3.3 Certificates.

(a)	Upon the issuance of Shares by the COMPANY to any Person or entity, the COMPANY may, but shall not be obligated to, issue one or more Certificates in the name of such person or entity evidencing the number of such Shares being so issued. Certificates shall be executed on behalf of the COMPANY by the MANAGING MEMBER or a member of the BOARD OF DIRECTORS. No Certificate representing Shares shall be valid for any purpose until it has been countersigned by the TRANSFER AGENT, if any. Any or all of the signatures required on the Certificate may be by facsimile or other electronic communication. If the MANAGING MEMBER, member of the BOARD OF DIRECTORS or TRANSFER AGENT who shall have signed or whose facsimile or other electronic signature shall have been placed upon any such Certificate shall have ceased to be the MANAGING MEMBER, member of the BOARD OF DIRECTORS or TRANSFER AGENT before such Certificate is issued by the COMPANY, such Certificate may nevertheless be issued by the COMPANY with the same effect as if such Person were the MANAGING MEMBER, member of the BOARD OF DIRECTORS or TRANSFER AGENT at the date of issue. Certificates for each class of Shares shall be consecutively numbered and shall be entered on the books and records of the COMPANY as they are issued and shall exhibit the holder's name and number and type of Shares.

(b)	If any mutilated Certificate is surrendered to the TRANSFER AGENT, if any, or to the COMPANY, the MANAGING MEMBER or member of the BOARD OF DIRECTORS on behalf of the COMPANY shall execute, and the TRANSFER AGENT, if any, shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of Shares as the Certificate so surrendered. The MANAGING MEMBER or member of the BOARD OF DIRECTORS on behalf of the COMPANY shall execute, and the TRANSFER AGENT shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the RECORD HOLDER of the Certificate:

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1)	makes proof by affidavit, in form and substance satisfactory to the COMPANY, that a previously issued Certificate has been lost, destroyed or stolen;

2)	requests the issuance of a new Certificate before the COMPANY has notice that any of the Shares represented by the Certificate have been acquired by a purchaser for value in good faith and without notice of an adverse claim;

3)	if requested by the COMPANY, delivers to the COMPANY a bond, in form and substance satisfactory to the COMPANY, with surety or sureties and with fixed or open penalty as the COMPANY may direct to indemnify the COMPANY and the TRANSFER AGENT against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

4)	satisfies any other reasonable requirements imposed by the COMPANY. If a Shareholder fails to notify the COMPANY within a reasonable time after he/she/it has notice of the loss, destruction or theft of a Certificate, and a transfer of the Shares represented by the Certificate is registered before the COMPANY or the TRANSFER AGENT receives such notification, the Shareholder shall be precluded from making any claim against the COMPANY or the TRANSFER AGENT for such transfer or for a new Certificate.

As a condition to the issuance of any new Certificate under this Section, the COMPANY may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the TRANSFER AGENT) reasonably connected therewith.

Section 3.4 Record Holders. The COMPANY shall be entitled to recognize the RECORD HOLDER as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person or entity, regardless of whether the COMPANY shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation or guideline. Without limiting the foregoing, when a Person or entity (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person or entity in acquiring and/or holding Shares, as between the COMPANY on the one hand, and such other persons or entities on the other, such representative person or entity shall be the RECORD HOLDER of such Shares.

Section 3.5 Registration and Transfer of Shares. Subject to the restrictions on transfer and ownership limitations contained below and in Article XIII of this OPERATING AGREEMENT:

EXHIBIT 1A-2B - page. 15

a)	The COMPANY shall keep or cause to be kept on behalf of the COMPANY a register that will provide for the registration and transfer of Shares. Unless otherwise provided in any SHARE DESIGNATION, a TRANSFER AGENT may, in the discretion of the MANAGING MEMBER or BOARD OF DIRECTORS or as otherwise required by the EXCHANGE ACT, be appointed registrar and TRANSFER AGENT for the purpose of registering COMMON SHARES and transfers of such COMMON SHARES as herein provided. Upon surrender of a Certificate for registration of transfer of any Shares evidenced by a Certificate, the MANAGING MEMBER or BOARD OF DIRECTORS shall execute and deliver, and in the case of COMMON SHARES, the TRANSFER AGENT, if any, shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the RECORD HOLDER'S instructions, one or more new Certificates evidencing the same aggregate number and type of Shares as were evidenced by the Certificate so surrendered; provided, that a transferor shall provide the address, facsimile number and email address for each such transferee as contemplated by Section 12.1 of this OPERATING AGREEMENT.

b)	The COMPANY shall not recognize any transfer of Shares until the Certificates evidencing such Shares, if any, are surrendered for registration of transfer. No charge shall be imposed by the COMPANY for such transfer; provided, that as a condition to the issuance of any new Certificate, the COMPANY may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

c)	In the event that the Shares are not evidenced by a Certificate, the COMPANY shall not recognize any transfer of shares until it has received written documentation that the MANAGING MEMBER or BOARD OF DIRECTORS, in his/its sole discretion, determines is sufficient to evidence the transfer of such Shares.

d)	By acceptance of the transfer of any Share, each transferee of a Share (including any nominee holder or an agent or representative acquiring such Shares for the account of another Person or entity):

1)	shall be a Shareholder of the COMPANY with respect to the Shares so transferred to such transferee when any such transfer or admission is reflected in the books and records of the COMPANY;

2)	shall be deemed to agree to be bound by the terms of this OPERATING AGREEMENT;

3)	shall become the RECORD HOLDER of the Shares so transferred;

EXHIBIT 1A-2B - page. 16

4)	grants powers of attorney to the MANAGING MEMBER or BOARD OF DIRECTORS and any LIQUIDATOR of the COMPANY, as specified herein; and

5)	makes the consents and waivers contained in this OPERATING AGREEMENT. The transfer of any Shares and the admission of any new Shareholders shall not constitute an amendment to this OPERATING AGREEMENT;

Section 3.6 Splits and Combinations

a)	Subject to Section 3.2 and Article IV of this OPERATING AGREEMENT, and unless otherwise provided in any SHARE DESIGNATION, the COMPANY may make a pro rata distribution of Shares of any class or series of Shares to all RECORD HOLDERS of such class or series of Shares, or may effect a subdivision or combination of Shares of any class or series of Shares, in each case, on an equal per-Share basis and so long as, after any such event, any amounts calculated on a per-Share basis or stated as a number of Shares are proportionately adjusted.

b)	Whenever such a distribution, subdivision or combination of Shares is declared, the MANAGING MEMBER or BOARD OF DIRECTORS shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such RECORD DATE to each RECORD HOLDER as of a date not less than 10 days prior to the date of such notice. The MANAGING MEMBER or BOARD OF DIRECTORS also may cause a firm of independent public accountants selected by it to calculate the number of Shares to be held by each RECORD HOLDER after giving effect to such distribution, subdivision or combination. The MANAGING MEMBER or BOARD OF DIRECTORS shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

c)	Promptly following any such distribution, subdivision or combination, the COMPANY may issue Certificates to the RECORD HOLDERS of Shares as of the applicable RECORD DATE representing the new number of Shares held by such RECORD HOLDERS, or the MANAGING MEMBER or BOARD OF DIRECTORS may adopt such other procedures as it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Shares Outstanding, the COMPANY shall require, as a condition to the delivery to a RECORD HOLDER of such new Certificate, the surrender of any Certificate held by such RECORD HOLDER immediately prior to such RECORD DATE.

Section 3.7 ERISA. The MANAGING MEMBER or BOARD OF DIRECTORS intends to limit the equity participation by "benefit plan investors" (as defined in Section 3(42) of ERISA) in the COMPANY so that it is less than twenty-five percent (25%) of each class of equity interest in the Company.

EXHIBIT 1A-2B - page. 17

Section 3.8 Agreements. The rights of all Shareholders and the terms of all Shares are subject to the provisions of this OPERATING AGREEMENT (including any SHARE DESIGNATION).

Section 3.9 Tender Offers. If any Shareholder of the COMPANY makes a tender offer, including, without limitation, a "mini-tender" offer, such Shareholder must comply with all of the provisions set forth in Regulation 14D of the EXCHANGE ACT, including, without limitation, disclosure and notice requirements, which would be applicable if the tender offer was for more than 5% of the outstanding securities of the COMPANY, provided, however, that such documents are not required to be filed with the Securities and Exchange Commission. In addition, any such Shareholder must provide notice to the COMPANY at least 10 Business Days prior to initiating any such tender offer. If any Shareholder initiates a tender offer without complying with the provisions set forth above (a "Non-Compliant Tender Offer"), the COMPANY, in its sole discretion, shall have the right to redeem such non-compliant Shareholder's Shares and any Shares acquired in such tender offer (collectively, the "TENDERED SHARES") at the lesser of (i) with respect to COMMON SHARES, the price then being paid per Common Share purchased in the COMPANY'S latest offering of COMMON SHARES at full purchase price (not discounted for commission reductions nor for reductions in sale price permitted pursuant to a distribution reinvestment plan, if any), (ii) the fair market value of the Shares as determined by an independent valuation obtained by the COMPANY or (iii) the lowest tender offer price offered in such Non-Compliant Tender Offer. The COMPANY may purchase such TENDERED SHARES upon delivery of the purchase price to the shareholder initiating such Non-Compliant Tender Offer, and, upon such delivery, the COMPANY may instruct any transfer agent to transfer such purchased Shares to the COMPANY. In addition, any Shareholder who makes a Non-Compliant Tender Offer shall be responsible for all expenses incurred by the COMPANY in connection with the enforcement of the provisions of this Section 3.9 of this OPERATING AGREEMENT, including, without limitation, expenses incurred in connection with the review of all documents related to such tender offer and expenses incurred in connection with any purchase of TENDERED SHARES by the COMPANY. The COMPANY maintains the right to offset any such expenses against the dollar amount to be paid by the COMPANY for the purchase of TENDERED SHARES pursuant to this Section 3.9 of this OPERATING AGREEMENT. In addition to the remedies provided herein, the COMPANY may seek injunctive relief, including, without limitation, a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer.

EXHIBIT 1A-2B - page. 18

ARTICLE IV: DISTRIBUTIONS AND REDEMPTIONS:

Section 4.1 Distributions to Record Holders.

a)	Subject to the applicable provisions of the FLORIDA ACT and except as otherwise provided herein, the MANAGING MEMBER or BOARD OF DIRECTORS may, in his/its sole discretion, at any time and from time to time, declare, make and pay distributions of cash or other assets of the COMPANY to the Shareholders. Subject to the terms of any Share Designation (including, without limitation, the preferential rights, if any, of holders of any other class of Shares of the COMPANY) and of Article XIII of this OPERATING AGREEMENT, distributions shall be paid to the holders of COMMON SHARES on an equal per-Share basis as of the RECORD DATE selected by the MANAGING MEMBER or BOARD OF DIRECTORS. Notwithstanding any provision to the contrary contained in this OPERATING AGREEMENT, the COMPANY shall not be required to make a distribution to any Shareholder on account of its interest in the COMPANY if such distribution would violate the FLORIDA ACT or other applicable law.

b)	Notwithstanding Section 4.1(a) of this OPERATING AGREEMENT, in the event of the termination and liquidation of the COMPANY, all distributions shall be made in accordance with, and subject to the terms and conditions of, Section 8.3(a) of this OPERATING AGREEMENT.

c)	Each distribution in respect of any Shares of the COMPANY shall be paid by the COMPANY, directly or through its TRANSFER AGENT, if any, or through any other Person or agent, only to the RECORD HOLDER of such Shares as of the RECORD DATE set for such distribution. Such payment shall constitute full payment and satisfaction of the COMPANY'S liability in respect of such payment, regardless of any claim of any person or entity who may have an interest in such payment by reason of an assignment or otherwise.

Section 4.2 Distributions in Kind. Subject to the terms of any SHARE DESIGNATION or to the preferential rights, if any, of holders of any other class of Shares, the COMPANY may declare and pay distributions to holders of Shares that consist of:

1)	COMMON SHARES; and/or

2)	Other securities or assets held by the COMPANY or any of its subsidiaries.

Section 4.3 Valuations in Ind-Kind Distributions. In the case of distributions of COMMON SHARES, the value of the COMMON SHARES included in such distribution will be calculated based on the Market Price per Share at the time of the distribution payment date. In the case of distributions of other securities of the COMPANY, the value of such securities included in such distribution will be determined by the MANAGING MEMBER or BOARD OF DIRECTORS in good faith.

EXHIBIT 1A-2B - page. 19

Section 4.4 Redemption in Connection with ERISA. Notwithstanding any provision contained herein to the contrary, upon demand by the MANAGING MEMBER or the BOARD OF DIRECTORS, the COMPANY shall redeem any or all of the Shares held by any Plan Member if either the Plan Member or the MANAGING MEMBER or BOARD OF DIRECTORS shall obtain an Opinion of Counsel to the effect that it is more likely than not that all or any portion of the assets of the COMPANY constitute "plan assets" of the Plan Member for the purposes of the applicable Plan Governing Law to substantially the same extent as if owned directly by the Plan Member. Such partial or whole redemption shall be effective ninety (90) days after the delivery of such Opinion of Counsel, unless the MANAGING MEMBER or BOARD OF DIRECTORS shall have selected an earlier effective date. Each Plan Member shall only be redeemed by the COMPANY pursuant to this Section 4.4 of this OPERATING AGREEMENT to the extent necessary in order to avoid the assets of the COMPANY constituting assets of the Plan Member for the purposes of the applicable Plan Governing Law and the MANAGING MEMBER or BOARD OF DIRECTORS shall cause any such redemption to be made among all Plan Members with respect to which the basis for redemption is applicable in a manner determined by the MANAGING MEMBER or BOARD OF DIRECTORS in his/its sole discretion. The redemption price for any Shares redeemed pursuant to this Section 4.4 of this OPERATING AGREEMENT will be the Market Price per Share.

Section 4.5 Personal Conduct Repurchase Right.

a)	In the event that a Shareholder fails to conform its personal conduct to common and accepted standards of good citizenship or conducts himself/herself/itself in a way that reflects poorly upon the Company, as determined by the MANAGING MEMBER or BOARD OF DIRECTORS in his/its sole, but good faith, discretion, the MANAGING MEMBER or BOARD OF DIRECTORS may elect, at his/its sole discretion, to cause the COMPANY to repurchase all, but not less than all, of the Shares held by such Shareholder.

b)	In the event that the MANAGING MEMBER or BOARD OF DIRECTORS elects to cause the COMPANY to repurchase any Shares pursuant to this Section 4.5 of the OPERATING AGREEMENT, the COMPANY shall, within fifteen (15) business days of the MANAGING MEMBER’S or BOARD OF DIRECTORS’ election, send written notice to the applicable Shareholder stating that the COMPANY is exercising its right to repurchase such Shares pursuant to Section 4.5 of this OPERATING AGREEMENT.

c)	In connection with any repurchase by the COMPANY of COMMON SHARES pursuant to this Section 4.5 of the OPERATING AGREEMENT, the purchase price paid to the applicable Shareholder shall be equal to the Market Price per Share. Any purchase price paid pursuant to this Section 4.5 of the OPERATING AGREEMENT shall be delivered to the applicable Shareholder within 15 business days after the notice specified in Section 4.5(b) of this OPERATING AGREEMENT above is delivered to such Shareholder. Any COMMON SHARES repurchased pursuant to this Section 4.5 of this OPERATING AGREEMENT will cease to accrue distributions or have voting rights and will not be treated as outstanding, and the applicable Shareholder will cease to be a Shareholder of the COMPANY, as of the date that the purchase price is delivered to the applicable Shareholder.

EXHIBIT 1A-2B - page. 20

Section 4.6 Redemption Plan. The MANAGING MEMBER or BOARD OF DIRECTORS may, in his/its sole discretion and to the fullest extent permitted by applicable laws and regulations, cause the COMPANY to establish a redemption plan (a "REDEMPTION PLAN"), pursuant to which a Shareholder may request that the COMPANY redeem all or any portion of their Shares, subject to the terms, conditions and restrictions of the REDEMPTION PLAN. In his/its sole discretion and to the fullest extent permitted by applicable laws and regulations, the MANAGING MEMBER or BOARD OF DIRECTORS may set the terms, conditions and restrictions of any REDEMPTION PLAN and may amend, suspend, or terminate any such REDEMPTION PLAN at any time for any reason. The MANAGING MEMBER or BOARD OF DIRECTORS may also, in his/its sole discretion and to the fullest extent permitted by applicable laws and regulations, decline any particular redemption request made pursuant to a REDEMPTION PLAN if the MANAGING MEMBER or BOARD OF DIRECTORS believes such action is necessary to preserve the COMPANY'S status as a REIT.

Section 4.7 Payment of Taxes. If any person or entity exchanging a certificate representing COMMON SHARES wants the COMPANY to issue a certificate in a different name than the registered name on the old certificate, or if any person wants the COMPANY to change the name of the RECORD HOLDER for a Share or Shares, that person or entity must pay any transfer or other taxes required by reason of the issuance of the certificate in another name, or by reason of the change to the COMPANY register, or establish, to the satisfaction of the COMPANY or its agent, that the tax has been paid or is not applicable.

Section 4.8 Absence of Certain Other Rights. Other than pursuant to Section 4.6 of this OPERATING AGREEMENT or to the terms of any SHARE DESIGNATION, holders of COMMON SHARES shall have no conversion, exchange, sinking fund, redemption or appraisal rights, no preemptive rights to subscribe for any securities of the COMPANY and no preferential rights to distributions.

ARTICLE V: MANAGEMENT AND OPERATION OF BUSINESS:

Section 5.1 Power of Attorney. Except as otherwise expressly provided in this OPERATING AGREEMENT, the power to direct the management, operation and policies of the Company shall be vested in the MANAGING MEMBER until the time that a BOARD OF DIRECTORS is established. The MANAGING MEMBER or BOARD OF DIRECTORS shall have the power to delegate any or all of its rights and powers to manage and control the business and affairs of the COMPANY to such officers, employees, AFFILIATES, agents and representatives of the MANAGING MEMBER or BOARD OF DIRECTORS or the COMPANY as it may deem appropriate. The MANAGING MEMBER or BOARD OF DIRECTORS and its officers and directors shall constitute "managers" within the meaning of the FLORIDA ACT. Except as otherwise specifically provided in this OPERATING AGREEMENT, no Shareholder, by virtue of its status as such, shall have any management power over the business and affairs of the COMPANY or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the COMPANY. Except as otherwise specifically provided in this OPERATING AGREEMENT, the authority and functions of the MANAGING MEMBER or BOARD OF DIRECTORS with respect to the management of the business of the COMPANY, on the one hand, and its officers and agents, on the other hand, shall be identical to the authority and functions of the board of directors and officers of a corporation organized under the FBCA. In addition to the powers that now or hereafter can be granted to the MANAGING MEMBER under the FLORIDA ACT and to all other powers granted under any other provision of this OPERATING AGREEMENT, the MANAGING MEMBER shall have full power and authority to do, and to direct its officers and agents to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the COMPANY, to exercise all powers set forth in Section 2.6 of this OPERATING AGREEMENT and to effectuate the purposes set forth in Section 2.4 of this OPERATING AGREEMENT until the time that a BOARD OF DIRECTORS is established, at which time these duties and responsibilities will rest solely with the BOARD OF DIRECTORS. Without in any way limiting the foregoing, the MANAGING MEMBER, and eventually the BOARD OF DIRECTORS, shall, either directly or by engaging its officers, AFFILIATES, agents or third parties, perform the following duties:

EXHIBIT 1A-2B - page. 21

a)	Acquisition Services. The MANAGING MEMBER until the establishment of a BOARD OF DIRECTORS, and then the BOARD OF DIRECTORS, shall:

1.	approve and oversee the COMPANY'S overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

2.	serve as the COMPANY'S investment and financial manager with respect to originating, investing in and managing a diversified portfolio of small commercial real estate investments and real estate-related assets;

3.	adopt and periodically review the COMPANY’S investment guidelines;

4.	structure the terms and conditions of the COMPANY'S acquisitions, sales and joint ventures;

5.	enter into leases and service contracts for the properties and other investments;

6.	approve and oversee the Company's debt financing strategies (if any);

7.	approve joint ventures, limited partnerships and other such relationships with third parties;

8.	approve any potential liquidity transaction;

9.	obtain market research and economic and statistical data in connection with the COMPANY'S investments and investment objectives and policies;

10.	oversee and conduct due diligence processes related to prospective investments;

11.	prepare reports regarding prospective investments that include recommendations and supporting documentation necessary for the COMPANY’S investment committee to evaluate the proposed investments; and

12.	negotiate and execute approved investments and other transactions.

EXHIBIT 1A-2B - page. 22

b)	Offering Services. The MANAGING MEMBER or BOARD OF DIRECTORS shall manage and supervise:

1.	the development of any offering of Shares that is qualified or registered with the COMMISSION (an "Offering"), including the COMPANY'S initial Offering pursuant to Regulation A+, including the determination of the specific terms of the securities to be offered by the COMPANY, preparation of all offering and related documents, and obtaining all required regulatory approvals of such documents;

2.	the preparation and approval of all marketing materials to be used by the COMPANY or others relating to an Offering;

3.	the negotiation and coordination of the receipt, collection, processing, and acceptance of subscription agreements, commissions, and other administrative support functions;

4.	the creation and implementation of various technology and electronic communications related to an Offering; and

5.	all other services related to an Offering.

c)	Asset Management Services. The MANAGING MEMBER or BOARD OF DIRECTORS shall:

1.	investigate, select, and, on behalf of the COMPANY, engage and conduct business with such persons as the MANAGING MEMBER or BOARD OF DIRECTORS deems necessary to the proper performance of his/its obligations hereunder, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by the MANAGING MEMBER of BOARD OF DIRECTORS necessary or desirable for the performance of any of the foregoing services;

2.	monitor applicable markets and obtain reports (which may be prepared by the MANAGING MEMBER, BOARD OF DIRECTORS or the COMPANY’S AFFILIATES) where appropriate, concerning the value of the investments of the COMPANY;

3.	monitor and evaluate the performance of the investments of the COMPANY, provide daily management services to the COMPANY and perform and supervise the various management and operational functions related to the COMPANY'S investments;

EXHIBIT 1A-2B - page. 23

4.	formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis; and

5.	coordinate and manage relationships between the COMPANY and any joint venture partners.

d)	Accounting and Other Administrative Services. The MANAGING MEMBER or BOARD OF DIRECTORS shall:

1.	manage and perform the various administrative functions necessary for the day-to-day operations of the COMPANY;

2.	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to the COMPANY'S business and operations;

3.	provide financial and operational planning services and portfolio management functions;

4.	maintain accounting data and any other information concerning the activities of the COMPANY as shall be required to prepare and file all periodic financial reports and returns required to be filed with the COMMISSION and any other regulatory agency, including annual financial statements;

5.	maintain all appropriate books and records of the COMPANY;

6.	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

7.	make, change, and revoke such tax elections on behalf of the COMPANY as the MANAGING MEMBER or BOARD OF DIRECTORS deems appropriate, including, without limitation:

i.	making an election be treated as a REIT or to revoke such status; and

ii.	making an election to be classified as an association taxable as a corporation for U.S. federal income tax purposes;

EXHIBIT 1A-2B - page. 24

8.	supervise the performance of such ministerial and administrative functions as may be necessary in connection with the daily operations of the COMPANY;

9.	provide the COMPANY with all necessary cash management services;

10.	manage and coordinate with the TRANSFER AGENT (if any) the process of making distributions and payments to Shareholders;

11.	evaluate and obtain adequate insurance coverage based upon risk management determinations;

12.	provide timely updates related to the overall regulatory environment affecting the COMPANY, as well as managing compliance with regulatory matters;

13.	evaluate the corporate governance structure of the COMPANY and appropriate policies and procedures related thereto; and

14.	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow the COMPANY to comply with applicable law.

e)	Shareholder Services. The MANAGING MEMBER or BOARD OF DIRECTORS shall:

1.	determine the COMPANY'S distribution policy and authorize distributions from time to time;

2.	approve amounts available for redemptions of the COMMON SHARES;

3.	manage communications with Shareholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

4.	establish technology infrastructure to assist in providing Shareholder support and services.

f)	Financing Services. The MANAGING MEMBER or BOARD OF DIRECTORS

1.	identify and evaluate potential financing and refinancing sources, engaging a third-party broker if necessary;

2.	negotiate terms of, arrange and execute financing agreements;

3.	manage relationships between the COMPANY and its lenders, if any; and

4.	monitor and oversee the service of the COMPANY'S debt facilities and other financings, if any.

EXHIBIT 1A-2B - page. 25

g)	Disposition Services. The MANAGING MEMBER or BOARD OF DIRECTORS shall:

1.	evaluate and approve potential asset dispositions, sales, or liquidity transactions; and

2.	structure and negotiate the terms and conditions of transactions pursuant to which the assets of the COMPANY may be sold.

Section 5.2 Term and Removal of the MANAGING MEMBER of a member of the BOARD OF DIRECTORS

a)	The MANAGING MEMBER will serve as manager of the COMPANY until the date that a BOARD OF DIRECTORS is formed.

b)	Each member of the COMPANY’S BOARD OF DIRECTORS shall have terms of five (5) years.

c)	The MANAGING MEMBER or any member of the BOARD OF DIRECTORS may be removed by the COMPANY or may choose to withdraw under certain circumstances. In the event of the removal or withdrawal of the MANAGING MEMBER or a member of the BOARD OF DIRECTORS, the exiting MANAGING MEMBER or member of the BOARD OF DIRECTORS will cooperate with the COMPANY and take all reasonable steps to assist the COMPANY in making an orderly transition of the management function.

d)	The MANAGING MEMBER or the BOARD OF DIRECTORS may assign his/its rights under this OPERATING AGREEMENT in its entirety or delegate certain of his/its duties under this OPERATING AGREEMENT to any of the COMPANY’S AFFILIATES without the approval of the Shareholders so long as the MANAGING MEMBER or BOARD OF DIRECTORS remains liable for any such AFFILIATE'S performance.

e)	The Shareholders shall have the power to remove the MANAGING MEMBER or any member of the BOARD OF DIRECTORS for "cause" upon the affirmative vote or consent of the holders of two-thirds (2/3) of the then issued and Outstanding COMMON SHARES. If the MANAGING MEMBER or member of the BOARD OF DIRECTORS is removed for "cause" pursuant to this Section 5.2(e) of this OPERATING AGREEMENT, the Shareholders shall have the power to elect a replacement MANAGING MEMBER or member of the BOARD OF DIRECTORS upon the affirmative vote or consent of the holders of a majority of the then issued and Outstanding COMMON SHARES. For purposes of this Section 5.2(e)., "cause" is defined as:

EXHIBIT 1A-2B - page. 26

i.	the MANAGING MEMBER’S or member of the BOARD OF DIRECTORS continued breach of any material provision of this OPERATING AGREEMENT following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if the MANAGING MEMBER or member of the BOARD OF DIRECTORS, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

ii.	the commencement of any proceeding relating to the bankruptcy or insolvency of the MANAGING MEMBER or member of the BOARD OF DIRECTORS, including an order for relief in an involuntary bankruptcy case or the MANAGING MEMBER of member of the BOARD OF DIRECTORS authorizing or filing a voluntary bankruptcy petition;

iii.	the MANAGING MEMBER of member of the BOARD OF DIRECTORS committing fraud against the COMPANY, misappropriating or embezzling its funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under this OPERATING AGREEMENT; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of the MANAGING MEMBER or BOARD OF DIRECTORS, or one of the MANAGING MEMBER or BOARD OF DIRECTORS AFFILIATES takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of the MANAGING MEMBER’S or member of the BOARD OF DIRECTORS actual knowledge of its commission or omission, then the MANAGING MEMBER or member of the BOARD OF DIRECTORS may not be removed; or

iv.	the dissolution of the MANAGING MEMBER of the BOARD OF DIRECTORS.

f)	Unsatisfactory financial performance of the COMPANY does not constitute “cause under this OPERATING AGREEMENT.

EXHIBIT 1A-2B - page. 27

Section 5.3 Determination by the Managing Member or the Board of Directors. Except as may otherwise be required by law, the determination as to any of the following matters, made in good faith by or pursuant to the direction of the MANAGING MEMBER or BOARD OF DIRECTORS consistent with this OPERATING AGREEMENT, shall be final and conclusive and shall be binding upon the COMPANY and every holder of Shares: the amount of the net income of the COMPANY for any period and the amount of assets at any time legally available for the payment of distributions or redemption of Shares; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any class or series of Shares; the fair value, or any sale, bid or asked price to be applied in determining the fair value of any asset owned or held by the COMPANY or of any Shares; the number of Shares of any class or series of the COMPANY; any matter relating to the acquisition, holding and disposition of any assets by the COMPANY; the evaluation of any competing interests among the COMPANY and its AFFILIATES and the resolution of any such conflicts of interests; or any other matter relating to the business and affairs of the COMPANY or required or permitted by applicable law, this OPERATING AGREEMENT or otherwise to be determined by the MANAGING MEMBER or BOARD OF DIRECTORS.

Section 5.4 Exculpation, Indemnification, Advances and Insurance.

a)	Subject to other applicable provisions of this Article V of the OPERATING AGREEMENT, to the fullest extent permitted by applicable law, the INDEMNIFIED PERSON(S) shall not be liable to the COMPANY, any Subsidiary of the COMPANY, any officer of the COMPANY or a Subsidiary, or any Shareholder of any equity interest in any Subsidiary of the COMPANY, for any acts or omissions by any of the INDEMNIFIED PERSON(S) arising from the exercise of their rights or performance of their duties and obligations in connection with the COMPANY, this OPERATING AGREEMENT or any investment made or held by the COMPANY, including with respect to any acts or omissions made while serving at the request of the COMPANY as an officer, director, member, partner, tax matters partner, fiduciary or trustee of another person, or entity, or any employee benefit plan. The INDEMNIFIED PERSON(S) shall be indemnified by the COMPANY to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the COMPANY and counsel fees and disbursements on a solicitor and client basis) (collectively, "Expenses and Liabilities") arising from the performance of any of their duties or obligations in connection with their service to the COMPANY or this OPERATING AGREEMENT, or any investment made or held by the COMPANY, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person, or entity, may hereafter be made party by reason of being or having been a MANAGING MEMBER or member of the BOARD OF DIRECTORS of the COMPANY under Florida law, a director or officer of the COMPANY or any Subsidiary of the COMPANY or the MANAGING MEMBER or member of the BOARD OF DIRECTORS, or an officer, director, member, partner, tax matters partner, fiduciary or trustee of another person or any employee benefit plan at the request of the COMPANY. Without limitation, the foregoing indemnity shall extend to any liability of any INDEMNIFIED PERSON(S), pursuant to a loan guaranty or otherwise, for any indebtedness of the COMPANY or any Subsidiary of the COMPANY (including any indebtedness which the COMPANY or any Subsidiary of the COMPANY has assumed or taken subject to), and the MANAGING MEMBER or BOARD OF DIRECTORS (and its officers) are hereby authorized and empowered, on behalf of the COMPANY, to enter into one or more indemnity agreements consistent with the provisions of this Section 5.4 of the OPERATING AGREEMENT in favor of any INDEMNIFIED PERSON(S) having or potentially having liability for any such indebtedness. It is the intention of this Section 5.4(a) of this OPERATING AGREEMENT that the COMPANY indemnify each INDEMNIFIED PERSON(S) to the fullest extent permitted by law.

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b)	The provisions of this OPERATING AGREEMENT, to the extent they restrict the duties and liabilities of an INDEMNIFIED PERSON(S) otherwise existing at law or in equity, including Section 5.6 of this OPERATING AGREEMENT, are agreed by each Shareholder to modify such duties and liabilities of the INDEMNIFIED PERSON(S) to the extent permitted by law.

c)	Any indemnification under this Section 5.4 of the OPERATING AGREEMENT (unless ordered by a court) shall be made by the COMPANY unless the MANAGING MEMBER or BOARD OF DIRECTORS determines in the specific case that indemnification of the INDEMNIFIED PERSON(S) is not proper in the circumstances because such person has not met the applicable standard of conduct set forth in Section 5.4(a). Such determination shall be made in good faith by the MANAGING MEMBER or BOARD OF DIRECTORS. To the extent, however, that an INDEMNIFIED PERSON(S) has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such INDEMNIFIED PERSON(S) shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such INDEMNIFIED PERSON(S) in connection therewith, notwithstanding an earlier determination by the MANAGING MEMBER or BOARD OF DIRECTORS that the INDEMNIFIED PERSON(S) had not met the applicable standard of conduct set forth in Section 5.4(a) of this OPERATING AGREEMENT.

d)	Notwithstanding any contrary determination in the specific case under Section 5.4(c) of this OPERATING AGREEMENT, and notwithstanding the absence of any determination thereunder, any INDEMNIFIED PERSON(S) may apply to the Court of NEW CASTLE of the State of Florida or any other court of competent jurisdiction in the State of Florida for indemnification to the extent otherwise permissible under Section 5.4(a) of this OPERATING AGREEMENT. The basis of such indemnification by a court shall be a determination by such court that indemnification of the INDEMNIFIED PERSON(S) is proper in the circumstances because such INDEMNIFIED PERSON(S) has met the applicable standards of conduct set forth in Section 5.4(a) of this OPERATING AGREEMENT. Neither a contrary determination in the specific case under Section 5.4(c) of this OPERATING AGREEMENT, nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the INDEMNIFIED PERSON(S) seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5.4(d) of this OPERATING AGREEMENT shall be given to the COMPANY promptly upon the filing of such application. If successful, in whole or in part, the INDEMNIFIED PERSON(S) seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

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e)	To the fullest extent permitted by law, expenses (including attorneys' fees) incurred by an INDEMNIFIED PERSON(S) in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the COMPANY in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such INDEMNIFIED PERSON(S) to repay such amount if it shall ultimately be determined that such INDEMNIFIED PERSON(S) is not entitled to be indemnified by the COMPANY as authorized in Section 5.4 of this OPERATING AGREEMENT.

f)	The indemnification and advancement of expenses provided by or granted pursuant to Section 5.4 of this OPERATING AGREEMENT shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this OPERATING AGREEMENT, or any other agreement, determination of the MANAGING MEMBER, the BOARD OF DIRECTORS, a vote of the Shareholders or otherwise, and shall continue as to an INDEMNIFIED PERSON(S) who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the INDEMNIFIED PERSON(S) unless otherwise provided in a written agreement with such INDEMNIFIED PERSON(S) or in the writing pursuant to which such INDEMNIFIED PERSON(S) is indemnified, it being the policy of the COMPANY that indemnification of the persons specified in Section 5.4(a) of this OPERATING AGREEMENT shall be made to the fullest extent permitted by law. The provisions of Section 5.4 of the OPERATING AGREEMENT shall not be deemed to preclude the indemnification of any person who is not specified in Section 5.4(a) of this OPERATING AGREEMENT but whom the COMPANY has the power or obligation to indemnify under the provisions of the FLORIDA ACT.

g)	The COMPANY may, but shall not be obligated to, purchase and maintain insurance on behalf of any Person(s) entitled to indemnification under Section 5.4 of the OPERATING AGREEMENT against any liability asserted against such Person(s) and incurred by such person(s) in any capacity to which they are entitled to indemnification hereunder, or arising out of such person's status as such, whether or not the COMPANY would have the power or the obligation to indemnify such person(s) against such liability under the provisions of Section 5.4 of this OPERATING AGREEMENT.

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h)	The indemnification and advancement of expenses provided by, or granted pursuant to Section 5.4 of this OPERATING AGREEMENT shall, unless otherwise provided when authorized or ratified, shall inure to the benefit of the heirs, executors and administrators of any person entitled to indemnification under Section 5.4 of this OPERATING AGREEMENT.

i)	The COMPANY may, to the extent authorized from time to time by the MANAGING MEMBER or BOARD OF DIRECTORS, provide rights to indemnification and to the advancement of expenses to employees and agents of the COMPANY and to the employees and agents of any COMPANY Subsidiary or AFFILIATE similar to those conferred in Section 5.4 of this OPERATING AGREEMENT to INDEMNIFIED PERSONS.

j)	If Section 5.4 of this OPERATING AGREEMENT, or any portion of Section 5.4 of this OPERATING AGREEMENT shall be invalidated on any ground by a court of competent jurisdiction the COMPANY shall nevertheless indemnify each INDEMNIFIED PERSON(S) as to expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the COMPANY, to the full extent permitted by any applicable portion of Section 5.4 of this OPERATING AGREEMENT that shall not have been invalidated.

k)	Each of the INDEMNIFIED PERSONS may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such person (or entity) on behalf of the COMPANY in furtherance of the interests of the COMPANY in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such Person (or entity) will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care by or on behalf of the COMPANY.

l)	INDEMNIFIED PERSON(S) shall not be denied indemnification in whole or in part under Section 5.4 of this OPERATING AGREEMENT because the INDEMNIFIED PERSON(S) had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this OPERATING AGREEMENT.

m)	Any liabilities which an INDEMNIFIED PERSON incurs as a result of acting on behalf of the COMPANY (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under Section 5.4 of this OPERATING AGREEMENT, to the maximum extent permitted by law.

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n)	The directors and officers of the MANAGING MEMBER or BOARD OF DIRECTORS shall, in the performance of his / her / its duties, be fully protected in relying in good faith upon the records of the COMPANY and on such information, opinions, reports or statements presented to the COMPANY by any of the officers or employees of the COMPANY, the MANAGING MEMBER, the BOARD OF DIRECTORS, or by any other person as to matters the director or officer of the MANAGING MEMBER or BOARD OF DIRECTORS reasonably believes are within such other person's professional or expert competence.

o)	Any amendment, modification or repeal of Section 5.4 of this OPERATING AGREEMENT, or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of or other rights of any INDEMNIFIED PERSON(S) under Section 5.4 of this OPERATING AGREEMENT as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted and provided such person became an INDEMNIFIED PERSON hereunder prior to such amendment, modification or repeal.

Section 5.5 Duties of the Managing Member, the Board of Directors, and their Officers and/or Directors

a)	Except as otherwise expressly provided in this OPERATING AGREEMENT or as required by the FLORIDA ACT:

1)	the duties and obligations owed to the COMPANY by the MANAGING MEMBER and the BOARD OF DIRECTORS, and their officers and directors shall be the same as the duties and obligations owed to a corporation organized under FBCA by its officers and directors, respectively; and

2)	the duties and obligations owed to the Shareholders by the MANAGING MEMBER and the BOARD OF DIRECTORS, and their officers and directors shall be the same as the duties and obligations owed to the stockholders of a corporation under the FBCA by its officers and directors, respectively.

b)	The MANAGING MEMBER or the BOARD OF DIRECTORS shall have the right to exercise any of the powers granted to it by this OPERATING AGREEMENT and perform any of the duties imposed upon him/it thereunder either directly or by or through his/its duly authorized officers, and the MANAGING MEMBER or the BOARD OF DIRECTORS shall not be responsible for the misconduct or negligence on the part of any such officer duly appointed or duly authorized by the MANAGING MEMBER or the BOARD OF DIRECTORS in good faith.

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Section 5.6 Standards of Conduct and Modification of Duties of the Managing Member or the Board of Directors. Notwithstanding anything to the contrary herein or under any applicable law, including, without limitation, the FLORIDA ACT, the MANAGING MEMBER or BOARD OF DIRECTORS, in exercising his/its rights hereunder in his/its capacity as the MANAGING MEMBER or BOARD OF DIRECTORS of the COMPANY, shall be entitled to consider only such interests and factors as he/it desires, including his/its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the COMPANY or any Shareholders, and shall not be subject to any other or different standards imposed by this OPERATING AGREEMENT, any other agreement contemplated hereby, under the FLORIDA ACT or under any other applicable law or in equity. To the maximum extent permitted by applicable law, the MANAGING MEMBER or BOARD OF DIRECTORS shall not have any duty (including any fiduciary duty) to the COMPANY, the Shareholders or any other person, including any fiduciary duty associated with self-dealing or corporate opportunities, all of which are hereby expressly waived; provided that Section 5.6 of this OPERATING AGREEMENT shall not in any way reduce or otherwise limit the specific obligations of the MANAGING MEMBER or the BOARD OF DIRECTORS expressly provided in this OPERATING AGREEMENT or in any other agreement with the COMPANY and such other obligations, if any, as are required by applicable laws. Notwithstanding the foregoing, nothing contained in Section 5.6 of this OPERATING AGREEMENT or elsewhere in this OPERATING AGREEMENT shall constitute a waiver by any Shareholder of any of his/her/its legal rights under applicable U.S. Federal Securities Laws or any other laws whose applicability is not permitted to be contractually waived.

Section 5.7 Outside Activities. It shall be deemed not to be a breach of any duty (including any fiduciary duty) or any other obligation of any type whatsoever of the MANAGING MEMBER or any member of the BOARD OF DIRECTORS, or their officers and directors or AFFILIATES (other than any express obligation contained in any agreement to which such person and the COMPANY or any Subsidiary of the COMPANY are parties) to engage in outside business interests and activities in preference to or to the exclusion of the COMPANY or in direct competition with the COMPANY; provided the MANAGING MEMBER or member of the BOARD OF DIRECTORS, or such officer, director or AFFILIATE of the MANAGING MEMBER or the BOARD OF DIRECTORS does not engage in such business or activity as a result of or using confidential information provided by or on behalf of the COMPANY to the MANAGING MEMBER or BOARD OF DIRECTORS Member, or such officer, director or AFFILIATE of the MANAGING MEMBER of BOARD OF DIRECTORS. Neither the MANAGING MEMBER or member of the BOARD OF DIRECTORS, nor any officer and/or director of the MANAGING MEMBER or BOARD OF DIRECTORS shall have any obligation hereunder or as a result of any duty expressed or implied by law to present business opportunities to the COMPANY that may become available to AFFILIATES of the MANAGING MEMBER or the BOARD OF DIRECTORS, or their officers and directors.

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Section 5.8 Reliance by Third Parties. Notwithstanding anything to the contrary in this OPERATING AGREEMENT, any Person dealing with the COMPANY shall be entitled to assume that the MANAGING MEMBER or BOARD OF DIRECTORS, and any officer authorized by the MANAGING MEMBER or BOARD OF DIRECTORS to act on behalf of and in the name of the COMPANY has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the COMPANY and to enter into any authorized contracts on behalf of the COMPANY, and such person shall be entitled to deal with the MANAGING MEMBER or BOARD OF DIRECTORS, or any officer as if it were the COMPANY'S sole party in interest, both legally and beneficially. Each Shareholder hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such person (or entity) to contest, negate or disaffirm any action of the MANAGING MEMBER or BOARD OF DIRECTORS, or any officer in connection with any such dealing. In no event shall any person (or entity) dealing with the MANAGING MEMBER or BOARD OF DIRECTORS, or any of their officers or representatives, be obligated to ascertain that the terms of this OPERATING AGREEMENT have been complied with or to inquire into the necessity or expedience of any act or action of the MANAGING MEMBER or BOARD OF DIRECTORS, or any of their officers or its representatives. Each and every certificate, document or other instrument executed on behalf of the COMPANY by the MANAGING MEMBER or BOARD OF DIRECTORS, or any of their officers or representatives shall be conclusive evidence in favor of any and every person (or entity) relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this OPERATING AGREEMENT was in full force and effect, (b) the person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the COMPANY and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this OPERATING AGREEMENT and is binding upon the COMPANY.

Section 5.9 Certain Conflicts of Interest. Except as may be provided herein or as otherwise addressed by the COMPANY'S conflicts of interest policies, the COMPANY may not engage in any transaction involving a conflict of interest without first submitting such transaction to the Independent Representative for approval to determine whether such transaction is fair and reasonable to the COMPANY and the Shareholders; provided, however, that the COMPANY may not purchase investments from its AFFILIATES without a determination by the Independent Representative that such transaction is fair and reasonable to the COMPANY and at a price to the COMPANY that is not materially greater than the cost of the asset to its AFFILIATE, as applicable. The resolution of any conflict of interest approved by the Independent Representative shall be conclusively deemed to be fair and reasonable to the COMPANY and the Shareholders and not a breach of any duty hereunder at law, in equity or otherwise. Notwithstanding the above, to the extent required by applicable law, any transaction involving certain Conflicts of interest shall be subject to review and approval by the Independent Representative.

Section 5.10 Fees Payable to the Managing Member and/or the Members of the Board of Directors, and the Company’s Affiliates. The MANAGING MEMBER and MEMBER OF THE BOARD OF DIRECTORS, or their AFFILIATES shall be entitled to receive the fees set forth in Section 5.10 of this OPERATING AGREEMENT. The MANAGING MEMBER or BOARD OF DIRECTORS, or their AFFILIATES, in their sole discretion may defer or waive any fee payable to it under this OPERATING AGREEMENT. All or any portion of any deferred fees will be deferred without interest and paid when the MANAGING MEMBER or BOARD OF DIRECTORS determines.

EXHIBIT 1A-2B - page. 34

a)	Asset Management Fee. Asset management fee payable quarterly in arrears equal to an annualized rate of 1.00%, which, beginning on the First NAV Reporting Date, will be based on the Company's NAV, as calculated pursuant to Section 5.12 of this OPERATING AGREEMENT, at the end of each prior semi-annual period (or such other period as determined by the MANAGING MEMBER or the BOARD OF DIRECTORS, in their sole discretion, but no less frequently than annually), and which cannot exceed an annualized rate of 1.00%. The MANAGING MEMBER or BOARD OF DIRECTORS may, in his/its sole discretion, waive its asset management fee, in whole or in part. The MANAGING MEMBER of BOARD OF DIRECTORS will forfeit any portion of the asset management fee that he/it waives. The amount of the asset management fee may vary from time to time, and the COMPANY will publicly report any changes in the asset management fee.

b)	Construction and Development Fees. A construction oversight and development management fee of 5.0% of the total development costs, excluding property; however, the COMPANY does not intend to charge such development management fee unless it is net of the fee being charged by the developer of the project. The MANAGING MEMBER or BOARD OF DIRECTORS may, in his/its sole discretion, waive the development management fee, in whole or in part. The MANAGING MEMBER or BOARD OF DIRECTORS will forfeit any portion of the development management fee that is waived.

Section 5.11 Reimbursement of Expenses. following: The COMPANY shall pay or reimburse the MANAGING MEMBER or BOARD OF DIRECTORS, and their AFFILIATES for the following:

a)	Formation Expenses. All third-party charges and out-of-pocket costs and expenses (collectively, "Formation Expenses") incurred by the COMPANY, the MANAGING MEMBER or BOARD OF DIRECTORS, and their AFFILIATES, in connection with the formation of the COMPANY, the offering of shares, and the admission of investors in the COMPANY, including, without limitation, travel, legal, accounting, filing, advertising and all other expenses incurred in connection with the offer and sale of interests in the COMPANY. Reimbursement shall be made, without interest, to the MANAGING MEMBER beginning on the date of the Initial Offering for Formation Expenses incurred both before and after that date. Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed shall not exceed 0.50% of the aggregate gross proceeds from an Offering. If the sum of the total unreimbursed amount of such Formation Expenses, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until the MANAGING MEMBER has been reimbursed in full.

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b)	Operating Expenses. All third-party charges and out-of-pocket costs and expenses incurred by the MANAGING MEMBER, any member of the BOARD OF DIRECTORS, or their AFFILIATE that are related to the operations of the COMPANY, including, without limitation, those related to:

1)	forming and operating Subsidiaries;

2)	the investigation of investment opportunities, whether or not consummated, and whether incurred before or after the formation of the COMPANY;

3)	the acquisition, ownership, management, financing, or sale of investments;

4)	meetings with or reporting to Shareholders;

5)	accounting, auditing, research, consulting, tax return preparation, financial reporting, and legal services, risk management services and insurance, including without limitation to protect the COMPANY, the MANAGING MEMBER or BOARD OF DIRECTORS, and/or their AFFILIATES, and Shareholders in connection with the performance of activities related to COMPANY;

6)	the COMPANY'S indemnification of the Indemnified Parties pursuant to this OPERATING AGREEMENT;

7)	litigation;

8)	borrowings of the COMPANY;

9)	liquidating the COMPANY;

10)	any taxes, fees or other governmental charges levied against the COMPANY and all expenses incurred in connection with any tax audit, investigation, settlement or review of the COMPANY;

11)	travel costs associated with investigating and evaluating investment opportunities (whether or not consummated) or making, monitoring, managing or disposing of investments; and

12)	the costs of any third parties retained to provide services to COMPANY.

The COMPANY shall not be required to pay, and the MANAGING MEMBER or member of the BOARD OF DIRECTORS shall not be entitled to reimbursement for ordinary and usual office overhead expenses of the MANAGING MEMBER or member of the BOARD OF DIRECTORS, or any of their of their AFFILIATES (including rent, etc.).

Section 5.12 Semi-Annual Determination of Net Asset Value (NAV): At the end of each semi-annual period, or such other period as determined by the MANAGING MEMBER or BOARD OF DIRECTORS, in their sole discretion, but no less frequently than annually, beginning on the First NAV Reporting Date, the COMPANY’S accountants (in-house or third-party) and asset management team will calculate the COMPANY'S NAV per share using a process that reflects:

EXHIBIT 1A-2B - page. 36

a)	The estimated values of each of commercial real estate assets and investments, as determined by such asset management team, including related liabilities, based upon:

1)	market capitalization rates, comparable sales information, interest rates, net operating income;

2)	with respect to debt, default rates, discount rates and loss severity rates;

3)	for properties that have development or value add plans, progress along such development or value add plan; and

4)	in certain instances reports of the underlying real estate provided by an independent valuation expert;

b)	the price of liquid assets for which third party market quotes are available;

c)	accruals of periodic distributions; and

d)	estimated accruals of operating revenues and expenses. For joint venture or direct equity investments, the MANAGING MEMBER or BOARD OF DIRECTORS shall primarily rely on the discounted cash flow method. The Market Price per Share for a given semi-annual period shall be determined by dividing the COMPANY'S NAV at the end of such period by the number of COMMON SHARES Outstanding as of the end of such period, prior to giving effect to any share purchases or redemptions to be effected for such period.

The MANAGING MEMBER or BOARD OF DIRECTORS may, in their sole discretion, retain an independent valuation expert to provide annual valuations of the commercial real estate assets and investments, including related liabilities, to be set forth in individual appraisal reports of the underlying real estate, and to update such reports if the MANAGING MEMBER or BOARD OF DIRECTORS, in their sole discretion, determines that a material event has occurred that may materially affect the value of the COMPANY'S commercial real estate assets and investments, including related liabilities.

ARTICLE VI: BOOKS, RECORDS, ACCOUNTING AND REPORTS:

Section 6.1 Records and Accounting. The MANAGING MEMBER or BOARD OF DIRECTORS shall keep or cause to be kept at the principal office of the COMPANY appropriate books and records with respect to the business of the COMPANY, including all books and records necessary to provide to the Shareholders any information required to be provided pursuant to this OPERATING AGREEMENT. Any books and records maintained by or on behalf of the COMPANY in the regular course of its business, including the record of the Shareholders, books of account and records of COMPANY proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the COMPANY shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

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6.2 Fiscal Year. The fiscal year of the COMPANY for tax and financial reporting purposes shall be a calendar year ending October 31.

Section 6.3 Reports. The MANAGING MEMBER or BOARD OF DIRECTORS shall cause the Company to prepare an annual report and deliver it to Shareholders within 120 days after the end of each fiscal year. Such requirement may be satisfied by the COMPANY through any annual reports otherwise required to be publicly filed by the COMPANY pursuant to applicable securities laws.

Section 6.4 Waiver of Section 18-305 Rights. Shareholders hereby waive, to the fullest extent permitted by law, their rights to request to review and obtain information relating to and maintained by the COMPANY, including, but not limited to, names and contact information of Shareholders, and any other information deemed to be confidential by the COMPANY in its sole discretion. In addition, Shareholders shall not seek to compel the COMPANY to produce any information described in the preceding sentence or pursuant to any statutory scheme or provision.

ARTICLE VII: TAX MATTERS:

Section 7.1 Qualifying and Maintaining Qualification as a REIT. From the effective date of the COMPANY'S election to qualify as a REIT until the Restriction Termination Date (as defined in Article XIII) of the COMPANY, the MANAGING MEMBER or BOARD OF DIRECTORS and their officers shall take such action from time to time as the MANAGING MEMBER or BOARD OF DIRECTORS determines is necessary or appropriate in order to maintain the COMPANY'S qualification as a REIT; provided, however, if the MANAGING MEMBER or BOARD OF DIRECTORS determines that it is no longer in the best interests of the COMPANY to continue to be qualified as a REIT, the MANAGING MEMBER or BOARD OF DIRECTORS may authorize the COMPANY to revoke or otherwise terminate its REIT election pursuant to Section 856(g) of the CODE. It is intended that the COMPANY will elect to be treated as a corporation that will elect to be taxed as a REIT prior to the Initial Date (as defined in Article XIII) of the COMPANY until the Restriction Termination Date of the COMPANY.

ARTICLE VIII: DISSOLUTION, TERMINATION AND LIQUIDATION:

Section 8.1 Dissolution and Termination. The Company shall dissolve, and its affairs shall be wound up, upon:

a)	an election to dissolve the COMPANY by the MANAGING MEMBER (or, if the MANAGING MEMBER has been removed for "cause" pursuant to Section 5.2 of this OPERATING AGREEMENT, an election to dissolve the COMPANY by an affirmative vote of the Shareholders of not less than a majority of the COMMON SHARES then Outstanding entitled to vote thereon) or the BOARD OF DIRECTORS;

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b)	the sale, exchange or other disposition of all or substantially all of the assets and properties of the COMPANY;

c)	the entry of a decree of judicial dissolution of the COMPANY pursuant to the provisions of the FLORIDA ACT;

d)	at any time that there are no Shareholders of the COMPANY, unless the business of the COMPANY is continued in accordance with the FLORIDA ACT; or

e)	The occurrence of any other event resulting in dissolution in accordance with the FLORIDA ACT.

Section 8.2 Liquidator. Upon dissolution of the COMPANY, the MANAGING MEMBER or BOARD OF DIRECTORS or such other person as authorized under Section 605.0709 of the FLORIDA ACT shall select one or more persons, or entities, to act as LIQUIDATOR.

a)	In the case of a dissolution of the COMPANY:

1)	the LIQUIDATOR (if other than the MANAGING MEMBER or the BOARD OF DIRECTORS) shall be entitled to receive such compensation for its services as may be separately approved by the affirmative vote of the Shareholders of not less than a majority of the COMMON SHARES then Outstanding entitled to vote on such liquidation;

2)	the LIQUIDATOR (if other than the MANAGING MEMBER or BOARD OF DIRECTORS) shall agree not to resign at any time without 15 days' prior notice and may be removed at any time, with or without cause, by notice of removal separately approved by the affirmative vote of the Shareholders of not less than a majority of the COMMON SHARES then Outstanding entitled to vote on such liquidation;

3)	upon dissolution, death, incapacity, removal or resignation of the LIQUIDATOR, a successor and substitute LIQUIDATOR (who shall have and succeed to all rights, powers and duties of the original LIQUIDATOR) shall within 30 days thereafter be separately approved by the affirmative vote of the Shareholders of not less than a majority of the COMMON SHARES then Outstanding entitled to vote on such liquidation.

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The right to approve a successor or substitute LIQUIDATOR in the manner provided herein shall be deemed to refer also to any such successor or substitute LIQUIDATOR approved in the manner herein provided. Except as expressly provided in Article VIII of this OPERATING AGREEMENT, the LIQUIDATOR approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the MANAGING MEMBER or BOARD OF DIRECTORS, and their officers under the terms of this OPERATING AGREEMENT (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the LIQUIDATOR hereunder for and during the period of time required to complete the winding up and liquidation of the COMPANY as provided for herein. In the case of a termination of the COMPANY, other than in connection with a dissolution of the COMPANY, the MANAGING MEMBER or BOARD OF DIRECTORS shall act as LIQUIDATOR.

Section 8.3 Liquidation of the Company. In connection with the liquidation of the COMPANY, the LIQUIDATOR shall proceed to dispose of the COMPANY'S assets, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the LIQUIDATOR, subject to the FLORIDA ACT, the terms of any SHARE DESIGNATION (if any) and the following:

a)	Subject to Section 8.3(c) of this OPERATING AGREEMENT, the assets may be disposed of by public or private sale or by distribution in kind to one or more Shareholders on such terms as the LIQUIDATOR and such Shareholder or Shareholders may agree. If any property is distributed in kind, the Shareholder receiving the property shall be deemed for purposes of Section 8.3(c) of this OPERATING AGREEMENT to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Shareholders. Notwithstanding anything to the contrary contained in this OPERATING AGREEMENT and subject to Section 8.3(c) of this OPERATING AGREEMENT, the Shareholders understand and acknowledge that a Shareholder may be compelled to accept a distribution of any asset in kind from the COMPANY despite the fact that the percentage of the asset distributed to such Shareholder exceeds the percentage of that asset which is equal to the percentage in which such Shareholder shares in distributions from the COMPANY. The LIQUIDATOR may defer liquidation or distribution of the COMPANY'S assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the assets would be impractical or would cause undue loss to the Shareholders. The LIQUIDATOR may distribute the COMPANY'S assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Shareholders.

b)	Liabilities of the COMPANY include amounts owed to the LIQUIDATOR as compensation for serving in such capacity (subject to the terms of Section 8.2 of this OPERATING AGREEMENT) and amounts to Shareholders otherwise than in respect of their distribution rights under Article IV of this OPERATING AGREEMENT. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the LIQUIDATOR shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

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c)	Subject to the terms of any SHARE DESIGNATION (including, without limitation, the preferential rights, if any, of Shareholders of any other class of Shares of the COMPANY), all property and all cash in excess of that required to discharge liabilities as provided in Section 8.3(12) of this OPERATING AGREEMENT shall be distributed to the Shareholders of the COMMON SHARES of the COMPANY on an equal per-Share basis.

Section 8.4 Cancelation of ARTICLES OF ORGANIZATION. Upon the completion of the distribution of COMPANY cash and property in connection the dissolution of the COMPANY, the ARTICLES OF ORGANIZATION and all qualifications of the COMPANY as a foreign limited liability company in jurisdictions other than the State of Florida shall be canceled and such other actions as may be necessary to terminate the COMPANY shall be taken.

Section 8.5 Return of Contribution. Neither the MANAGING MEMBER or any member of the BOARD OF DIRECTORS, nor any of their officers, directors or AFFILIATES, shall be personally liable for, or have any obligation to contribute or loan any monies or property to the COMPANY to enable it to effectuate, the return of the Capital Contributions of the Shareholders, or any portion thereof, it being expressly understood that any such return shall be made solely from COMPANY assets.

Section 8.6 Waiver of Partition. To the maximum extent permitted by law, each Shareholder hereby waives any right to partition of the COMPANY property.

ARTICLE IX: AMENDMENT OF AGREEMENT:

Section 9.1 General. Except as provided in Section 9.2 of this OPERATING AGREEMENT, Section 9.4 of this OPERATING AGREEMENT, or in any SHARE DESIGNATION, if any, this OPERATING AGREEMENT may be amended from time to time by the MANAGING MEMBER or BOARD OF DIRECTORS in his/its sole discretion; provided, however, that such amendment shall also require the affirmative vote or consent of the holders of a majority of the then issued and Outstanding COMMON SHARES if such amendment:

a)	affects the Shareholders disproportionately; or

b)	materially and adversely affects the rights of the Shareholders.

If the MANAGING MEMBER or BOARD OF DIRECTORS desires to amend any provision of this OPERATING AGREEMENT in a manner that would require the vote or consent of Shareholders, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then:

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a)	call a special meeting of the Shareholders entitled to vote in respect thereof for the consideration of such amendment; or

b)	seek the written consent of the Shareholders in accordance with Section 11.6 of this OPERATING AGREEMENT.

Amendments to this OPERATING AGREEMENT may be proposed only by or with the consent of the MANAGING MEMBER or BOARD OF DIRECTORS. Such special meeting shall be called and held upon notice in accordance with Article XI of this OPERATING AGREEMENT. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the MANAGING MEMBER or BOARD OF DIRECTORS shall deem advisable. At the meeting, a vote of Shareholders entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment shall be effective upon its approval by the affirmative vote of the holders of not less than a majority-in-interest of the COMMON SHARES of the COMPANY then Outstanding, voting together as a single class, unless a greater percentage is required under this Agreement or by Florida law.

Section 9.2 Super-Majority Amendments. Notwithstanding Section 9.1 of this OPERATING AGREEMENT, any alteration or amendment to this Section 9.2 of this OPERATING AGREEMENT or Section 5.2 of this OPERATING AGREEMENT that:

a)	affects the Shareholders disproportionately; or

b)	materially and adversely affects the rights of the Shareholders, will require the affirmative vote or consent of the MANAGING MEMBER or BOARD OF DIRECTORS, and the holders of Outstanding COMMON SHARES of the COMPANY representing at least two-thirds of the total votes that may be cast by all such Outstanding COMMON SHARES, voting together as a single class.

Section 9.3 Amendments to be Adopted Solely by the Managing Member or the Board of Directors. Without in any way limiting Section 9.1 of this OPERATING AGREEMENT, the MANAGING MEMBER or BOARD OF DIRECTORS, without the approval of any Shareholder, may amend any provision of this OPERATING AGREEMENT, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect the following (and any such amendment shall not be deemed to either affect the Shareholders disproportionately or materially and adversely affect the rights of the Shareholders):

a)	a change in the name of the COMPANY, the location of the principal place of business of the COMPANY, the registered agent of the COMPANY or the registered office of the COMPANY;

b)	the admission, substitution, withdrawal or removal of Shareholders in accordance with this OPERATING AGREEMENT;

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c)	a change that the MANAGING MEMBER or BOARD OF DIRECTORS determines to be necessary or appropriate to qualify or continue the qualification of the COMPANY as a limited liability company under the laws of any state or to ensure that the COMPANY will continue to qualify as a REIT for U.S. federal income tax purposes;

d)	a change that, in the sole discretion of the MANAGING MEMBER or BOARD OF DIRECTORS, determines:

1)	does not adversely affect the Shareholders (including adversely affecting the holders of any particular class or series of Shares as compared to other holders of other classes or series of Shares, if any classes or series are established) in any material respect;

2)	to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any Federal or State Agency or Judicial Authority or contained in any Federal or State Statute (including the FLORIDA ACT);

3)	to be necessary, desirable or appropriate to facilitate the trading of the Shares or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which Shares may be listed for trading, compliance with any of which the MANAGING MEMBER or BOARD OF DIRECTORS deems to be in the best interests of the COMPANY and the Shareholders;

4)	to be necessary or appropriate in connection with action taken by the MANAGING MEMBER or BOARD OF DIRECTORS pursuant to Section 3.8 of this OPERATING AGREEMENT; or

5)	is required to effect the intent expressed in any Offering Document or the intent of the provisions of this OPERATING AGREEMENT or is otherwise contemplated by this OPERATING AGREEMENT;

e)	a change in the fiscal year or taxable year of the COMPANY and any other changes that the MANAGING MEMBER or BOARD OF DIRECTORS determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the COMPANY;

f)	an amendment that the MANAGING MEMBER determines, based on the advice of counsel, to be necessary or appropriate to prevent the COMPANY, the MANAGING MEMBER or BOARD OF DIRECTORS, or their officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under ERISA, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

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g)	an amendment that the MANAGING MEMBER or BOARD OF DIRECTORS determines to be necessary or appropriate in connection with the issuance of any additional COMMON SHARES, the authorization, establishment, creation or issuance of any class or series of Shares (including, without limitation, any class or series of Preferred / Preference Shares issued in connection with the Company's qualification as a REIT for U.S. Federal Income Tax purposes) and the admission of Additional Shareholders;

h)	an amendment that the MANAGING MEMBER or BOARD OF DIRECTORS determines to be necessary or appropriate to reflect and account for the formation by the COMPANY of, or investment by the COMPANY in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the COMPANY of activities permitted by the terms of Section 2.4 of this OPERATING AGREEMENT;

i)	an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 10.3 of this OPERATING AGREEMENT;

j)	a merger, conversion or conveyance pursuant to Section 10.3(d) of this OPERATING AGREEMENT;

k)	a Roll-Up Transaction pursuant to Section 10.6 of this OPERATING AGREEMENT (unless Shareholder approval is required in such situation by law or regulations); and

l)	any other amendments substantially similar to the foregoing or any other amendment expressly permitted in this OPERATING AGREEMENT to be made by the MANAGING MEMBER or the BOARD OF DIRECTORS acting alone;

Section 9.4 Certain Amendment Requirements.

a)	Notwithstanding the provisions of Section 9 .1 of this OPERATING AGREEMENT and Section 9 .3 of this OPERATING AGREEMENT, no provision of this OPERATING AGREEMENT that establishes a percentage of Outstanding Shares required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the affirmative vote of holders of Outstanding Shares whose aggregate Outstanding Shares constitute not less than the voting requirement sought to be reduced.

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b)	Notwithstanding the provisions of Section 9.1 of this OPERATING AGREEMENT and Section 9.3 of this OPERATING AGREEMENT, but subject to Section 9.2 of this OPERATING AGREEMENT, no amendment to this OPERATING AGREEMENT may:

1)	enlarge the obligations of any Shareholder without his/her/its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 9.3(c) of this OPERATING AGREEMENT;

2)	change to Section 8.1(a) of this OPERATING AGREEMENT;

3)	change the term of the COMPANY; or,

4)	except as set forth in Section 8.1(a) of this OPERATING AGREEMENT, give any person the right to dissolve the COMPANY.

ARTICLE X: MERGER, CONSOLIDATION OR CONVERSION:

Section 10.1 Authority. The COMPANY may merge or consolidate with one or more limited liability companies or "other business entities" as defined in the FLORIDA ACT, or convert into any such entity, whether such entity is formed under the laws of the State of Florida or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("Merger Agreement") or a written plan of conversion ("Plan of Conversion"), as the case may be, in accordance with Article X of this OPERATING AGREEMENT.

Section 10.2 Procedure for Merger, Consolidation or Conversion. A merger, consolidation or conversion of the COMPANY pursuant to Article X of this OPERATING AGREEMENT requires the prior approval of the MANAGING MEMBER or BOARD OF DIRECTORS:

a)	If the MANAGING MEMBER or BOARD OF DIRECTORS shall determine to consent to the merger or consolidation, the MANAGING MEMBER or BOARD OF DIRECTORS shall approve the Merger Agreement, which shall set forth:

1)	the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

2)	the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

3)	the terms and conditions of the proposed merger or consolidation;

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4)	the manner and basis of exchanging or converting the rights or securities of, or interests in, each constituent business entity for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity; and if any rights or securities of, or interests in, any constituent business entity are not to be exchanged or converted solely for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity, the cash, property, rights, or securities of or interests in, any limited liability company or other business entity which the holders of such rights, securities or interests are to receive, if any;

5)	a statement of any changes in the constituent documents or the adoption of new constituent documents (the ARTICLES OF ORGANIZATION or limited liability company agreement, articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

6)	the effective time of the merger or consolidation, which may be the date of the filing of the certificate of merger or consolidation pursuant to Section 10.4 of this OPERATING AGREEMENT or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger or consolidation is to be later than the date of the filing of the certificate of merger or consolidation, the effective time shall be fixed no later than the time of the filing of the certificate of merger or consolidation or the time stated therein); and

7)	such other provisions with respect to the proposed merger or consolidation that the MANAGING MEMBER or BOARD OF DIRECTORS determines to be necessary or appropriate.

b)	If the MANAGING MEMBER or BOARD OF DIRECTORS shall determine to consent to the conversion, the MANAGING MEMBER or BOARD OF DIRECTORS may approve and adopt a Plan of Conversion containing such terms and conditions that the MANAGING MEMBER or BOARD OF DIRECTORS determines to be necessary or appropriate.

c)	The Shareholders hereby acknowledge and agree that they shall have no right or opportunity to approve a merger, consolidation, conversion, sale of substantially all assets or other significant transaction involving the COMPANY authorized and approved by the MANAGING MEMBER or BOARD OF DIRECTORS, unless required by applicable laws or regulations.

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Section 10.3 No Dissenters’ Rights of Appraisal. Shareholders are not entitled to dissenters' rights of appraisal in the event of a merger, consolidation or conversion pursuant to Article X of the OPERATING AGREEMENT, a sale of all or substantially all of the assets of all the COMPANY or the COMPANY'S Subsidiaries, or any other similar transaction or event.

Section 10.4 Certificate of Merger or Conversion. Upon the required approval by the MANAGING MEMBER or BOARD OF DIRECTORS of a Merger Agreement or a Plan of Conversion, as the case may be, a certificate of merger or certificate of conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Florida in conformity with the requirements of the FLORIDA ACT.

Section 10.5 Effect of Merger. At the effective time of the certificate of merger:

a)	all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity to the extent they were of each constituent business entity.

b)	the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

c)	all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

d)	all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

Section 10.6 Roll-up Transaction or Public Listing. The MANAGING MEMBER or BOARD OF DIRECTORS may at any time in its discretion cause the COMPANY to:

a)	enter into a transaction or series of related transactions designed to cause all or a portion of the COMPANY'S assets and properties to be sold, transferred or contributed to, or convert the COMPANY into, one or more alternative vehicles, through consolidation(s), merger(s) or other similar transaction(s) with other companies, some of which may be managed by the MANAGING MEMBER or the BOARD OF DIRECTORS, or their Affiliates (a "Roll-Up Transaction"); or

b)	list the COMPANY'S Shares (or securities issued in connection with any Roll-Up Transaction vehicle) on a national securities exchange.

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In connection with a Roll-Up Transaction, Shareholders may receive from the Roll-Up Transaction vehicle cash, stock, securities or other interests or assets of such vehicle, on such terms as the MANAGING MEMBER or BOARD OF DIRECTORS deems fair and reasonable; provided, however, that the MANAGING MEMBER or BOARD OF DIRECTORS shall be required to obtain approval of Shareholders holding a majority of the Outstanding COMMON SHARES if required by applicable laws or regulations. Any cash, stock, securities or other interests or assets received by the COMPANY in a Roll-Up Transaction may be distributed to the Shareholders in liquidation of their interests in the COMPANY.

ARTICLE XI: SHAREHOLDERS’ VOTING POWERS AND MEETING:

Section 11.1 Voting. COMMON SHARES shall entitle the RECORD HOLDERS thereof to one vote per Share on any and all matters submitted to the consent or approval of Shareholders generally. Except as otherwise provided in this OPERATING AGREEMENT or as otherwise required by law, the affirmative vote of the holders of not less than a majority of the COMMON SHARES then Outstanding shall be required for all such other matters as the MANAGING MEMBER or BOARD OF DIRECTORS, in his/its sole discretion, determines shall require the approval of the holders of the Outstanding COMMON SHARES.

Section 11.2 Voting Powers. The holders of Outstanding Shares shall have the power to vote only with respect to such matters, if any, as may be required by this OPERATING AGREEMENT or the requirements of applicable regulatory agencies, if any. Outstanding Shares may be voted in person or by proxy. A proxy with respect to Outstanding Shares, held in the name of two or more persons (or entities), shall be valid if executed by any one of them unless at or prior to exercise of the proxy the COMPANY receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

Section 11.3 Meetings. No annual or regular meeting of Shareholders is required. Special meetings of Shareholders may be called by the MANAGING MEMBER or BOARD OF DIRECTORS from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matter deemed by the MANAGING MEMBER or BOARD OF DIRECTORS to be necessary or desirable. Written notice of any meeting of Shareholders shall be given or caused to be given by the MANAGING MEMBER or BOARD OF DIRECTORS in any form and at any time before the meeting as the MANAGING MEMBER or BOARD OF DIRECTORS deems appropriate. Any Shareholder may prospectively or retroactively waive the receipt of notice of a meeting.

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Section 11.4 Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any distribution, or for the purpose of any other action, the MANAGING MEMBER or BOARD OF DIRECTORS may from time to time close the transfer books for such period, not exceeding thirty (30) days (except at or in connection with the dissolution of the COMPANY), as the MANAGING MEMBER or BOARD OF DIRECTORS may determine; or without closing the transfer books the MANAGING MEMBER or BOARD OF DIRECTORS may fix a date and time not more than ninety (90) days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action, even though he / she / it has since that date and time disposed of his / her / its Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

Section 11.5 Quorum and Required Vote. The holders of a majority of the Shares entitled to vote on any matter shall be a quorum for the transaction of business at a Shareholders' meeting, but twenty-five percent (25%) shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting without the necessity of further notice. A majority of the Shares entitled to vote on any matter voted at a meeting at which a quorum is present shall decide any matters presented at the meeting, except when a different vote is required or permitted by any express provision of this OPERATING AGREEMENT.

Section 11.6 Action by Written Consent. Any action taken by Shareholders may be taken without a meeting of Shareholders entitled to cast a sufficient number of votes to approve the matter as required by statute or this OPERATING AGREEMENT, as the case may be consent to the action in writing. Such written consents shall be filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders and shall bind all Shareholders and their successors or assigns.

Section 11.7 Classes and Series. The references in Article XI of this OPERATING AGREEMENT to meetings, quorum, voting and actions by written consent (and any related matters) of Shareholders shall be understood to apply separately to individual classes or series of Shareholders where the context requires.

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ARTICLE XII: GENERAL PROVISIONS:

Section 12.1 Addresses and Notices. Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Shareholder under this OPERATING AGREEMENT shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail, electronic mail or by other means of written communication to the Shareholder at the address described below. Any notice, payment or report to be given or made to a Shareholder hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the RECORD HOLDER of such Shares at his / her / its address (including email address) as shown on the records of the COMPANY (or the TRANSFER AGENT, if any), regardless of any claim of any Person, or entity, which may have an interest in such Shares by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 12.1 of this OPERATING AGREEMENT executed by the COMPANY, the TRANSFER AGENT (if any) or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a RECORD HOLDER at the address of such RECORD HOLDER appearing on the books and records of the COMPANY (or the TRANSFER AGENT, if any) is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, or is returned by the email server with a message indicating that the email server is unable to deliver the email, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing or emailing (until such time as such RECORD HOLDER or another Person or entity notifies the COMPANY (or the TRANSFER AGENT, if any) of a change in his / her / its address (including email address)) if they are available for the Shareholder at the principal office of the COMPANY for a period of one year from the date of the giving or making of such notice, payment or report to the other Shareholders. Any notice to the COMPANY shall be deemed given if received by the MANAGING MEMBER or the BOARD OF DIRECTORS at the principal office of the COMPANY designated pursuant to Section 2.3 of this OPERATING AGREEMENT or at the Company's principal email address for Member communications, Mark@Anabasisreit.com. The MANAGING MEMBER or BOARD OF DIRECTORS and his/its officers may rely and shall be protected in relying on any notice or other document from a Shareholder or other person if believed by it to be genuine.

Section 12.2 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this OPERATING AGREEMENT.

Section 12.3 Binding Effect. This OPERATING AGREEMENT shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 12.4 Integration. This OPERATING AGREEMENT constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 12.5 Creditors. None of the provisions of this OPERATING AGREEMENT shall be for the benefit of, or shall be enforceable by, any creditor of the COMPANY.

Section 12.6 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this OPERATING AGREEMENT or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

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Section 12.7 Counterparts. This OPERATING AGREEMENT may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this OPERATING AGREEMENT immediately upon affixing its signature hereto or, in the case of a person, or entity, acquiring a Share, upon the execution of the subscription documents of such Share, and the acceptance of such subscription by the MANAGING MEMBER or BOARD OF DIRECTORS.

Section 12.8 Applicable Law. This OPERATING AGREEMENT shall be construed in accordance with and governed by the laws of the State of Florida without regard to principles of conflict of laws. Each Shareholder:

a)	irrevocably submits to the non-exclusive jurisdiction and venue of any Florida State Court or U.S. Federal Court sitting in Jacksonville, Florida in any action arising out of this Agreement; and

b)	consents to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

Section 12.9 Invalidity of Provisions. If any provision of this OPERATING AGREEMENT is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 12.10 Consent of Shareholders. Each Shareholder hereby expressly consents and agrees that, whenever in this OPERATING AGREEMENT it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Shareholders, such action may be so taken upon the concurrence of less than all of the Shareholders and each Shareholder shall be bound by the results of such action.

Section 12.11 Facsimile and Electronic Signatures. The use of facsimile or other electronic signatures affixed in the name and on behalf of the TRANSFER AGENT, if any, on certificates or other documents (if uncertificated) representing Shares is expressly permitted by this OPERATING AGREEMENT.

Section 12.12 Assignment. This OPERATING AGREEMENT may not be assigned within the meaning of the Investment Advisers Act of 1940, as amended, by either the COMPANY or the MANAGING MEMBER or BOARD OF DIRECTORS without the prior written consent of the other party. The COMPANY acknowledges and agrees that transactions that do not result in a change of actual control or management of the MANAGING MEMBER or BOARD OF DIRECTORS shall not be considered an assignment pursuant to Rule 202(a)(1)-1 under the Investment Advisers Act of 1940, as amended, and/or relevant State Law.

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Section 12.13 Arbitration.

a)	Any party to this OPERATING AGREEMENT may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a Claim be final and binding arbitration pursuant to this Section 12.13 of this OPERATING AGREEMENT (this "Arbitration Provision"). The arbitration shall be conducted in the State of Florida, in the Jacksonville metro area. As used in this Arbitration Provision, "Claim" (or in the plural, "Claims") shall include any past, present, or future claim, dispute, or controversy involving a Shareholder (or persons, or entities, claiming through or connected with a Shareholder), on the one hand, and the COMPANY (or persons, or entities, claiming through or connected with the COMPANY), on the other hand, relating to or arising out of the subscription agreement, any COMMON SHARES, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except to the extent provided otherwise in the last sentence of sub-section (e) below) the validity or enforceability of this Arbitration Provision, any part thereof, or the entire OPERATING AGREEMENT. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. This Arbitration Provision applies to claims under the US Federal Securities Laws and to all claims that that are related to the COMPANY, including with respect to this offering, the COMPANY'S holdings (including the holdings of any Subsidiary), the COMMON SHARES, the COMPANY'S ongoing operations and the management of the COMPANY'S investments, among other matters. The scope of this Arbitration Provision is to be given the broadest possible interpretation that is enforceable.

b)	The party initiating arbitration shall do so with the American Arbitration Association (the "AAA") or JAMS. The arbitration shall be conducted according to, and the location of the arbitration shall be determined in accordance with, the rules and policies of the administrator selected, except to the extent the rules conflict with this Arbitration Provision or any countervailing law. In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to countervailing law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply.

c)	If the COMPANY elects arbitration, the COMPANY shall pay all the administrator's filing costs and administrative fees (other than hearing fees). If a Shareholder elects arbitration, filing costs and administrative fees (other than hearing fees) shall be paid in accordance with the rules of the administrator selected, or in accordance with countervailing law if contrary to the administrator's rules. The COMPANY shall pay the administrator's hearing fees for one full day of arbitration hearings. Fees for hearings that exceed one day will be paid by the party requesting the hearing, unless the administrator's rules or applicable law require otherwise, or a Shareholder requests that the COMPANY pay them and the COMPANY agrees to do so. Each party shall bear the expense of its own attorney's fees, except as otherwise provided by law. If a statute gives a Shareholder the right to recover any of these fees, these statutory rights shall apply in the arbitration notwithstanding anything to the contrary herein.

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d)	Within 30 days of a final award by the arbitrator, a party may appeal the award for reconsideration by a three-arbitrator panel selected according to the rules of the arbitrator administrator. In the event of such an appeal, an opposing party may cross-appeal within 30 days after notice of the appeal. The panel will reconsider de novo all aspects of the initial award that are appealed. Costs and conduct of any appeal shall be governed by this Arbitration Provision and the administrator's rules, in the same way as the initial arbitration proceeding. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (the "FAA"), and may be entered as a judgment in any court of competent jurisdiction.

e)	The COMPANY agrees not to invoke the right to arbitrate an individual Claim that a Shareholder may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court. EXCEPT AS EXPRESSLY PROVIDED IN THIS OPERATING AGREEMENT, NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT.

f)	Unless otherwise provided in this OPERATING AGREEMENT or consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration unless those persons are parties to a single transaction. Unless consented to in writing by all parties to the arbitration, an award in arbitration shall determine the rights and obligations of the named parties only, and only with respect to the claims in arbitration, and shall not:

1)	determine the rights, obligations, or interests of anyone other than a named party, or resolve any Claim of anyone other than a named party; or

2)	make an award for the benefit of, or against, anyone other than a named party. No administrator or arbitrator shall have the power or authority to waive, modify, or fail to enforce this sub-section (f), and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable. Any challenge to the validity of this sub-section (f) shall be determined exclusively by a court and not by the administrator or any arbitrator.

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g)	This Arbitration Provision is made pursuant to a transaction involving interstate commerce and shall be governed by and enforceable under the FAA. The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by applicable substantive law, subject to the limitations set forth in this Arbitration Provision. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court. The arbitrator shall take steps to reasonably protect confidential information.

h)	This Arbitration Provision shall survive:

1)	suspension, termination, revocation, closure, or amendments to this OPERATING AGREEMENT and the relationship of the parties;

2)	the bankruptcy or insolvency of any party hereto or other party; and

3)	any transfer of any Common Share to any other party.

If any portion of this Arbitration Provision other than sub-section (e) is deemed invalid or unenforceable, the remaining portions of this Arbitration Provision shall nevertheless remain valid and in force. If arbitration is brought on a class, representative, or collective basis, and the limitations on such proceedings in sub-section (e) are finally adjudicated pursuant to the last sentence of sub-section (e) to be unenforceable, then no arbitration shall be had. In no event shall any invalidation be deemed to authorize an arbitrator to determine claims or make awards beyond those authorized in this Arbitration Provision.

Section 12.14 Waiver of Court & Jury Rights. THE PARTIES ACKNOWLEDGE THAT THEY HAVE A RIGHT TO LITIGATE CLAIMS THROUGH A COURT BEFORE A JUDGE, BUT WILL NOT HAVE THAT RIGHT IF ANY PARTY ELECTS ARBITRATION PURSUANT TO THIS ARBITRATION PROVISION. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO LITIGATE SUCH CLAIMS IN A COURT UPON ELECTION OF ARBITRATION BY ANY PARTY. THE PARTIES HERETO WAIVE A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS OPERATING AGREEMENT, THE COMMON SHARES, OR ANY OTHER AGREEMENTS RELATED THERETO.

Section 12.15 Limitation on Damages. IN NO EVENT SHALL THE COMPANY BE LIABLE TO A SHAREHOLDER FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE INTERPRETED AND HAVE EFFECT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE OR REGULATION.

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ARTICLE XIII: RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES:

Section 13.1 Definitions. For the purpose of Article XIII of this OPERATING AGREEMENT, the following terms shall have the following meanings:

"Aggregate Ownership Limit" shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the Outstanding Shares, or such other percentage determined by the Manager in accordance with Section 13.9 of this OPERATING AGREEMENT.

"Beneficial Ownership" shall mean ownership of Shares by a person or entity, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Sections 856(h)(l) and/or 544 of the CODE, as modified by Sections 856(h)(l)(B) and 856(h)(3) of the CODE, provided, however, that in determining the number of Shares Beneficially Owned by a Person or entity, no Share shall be counted more than once. Whenever a Person or entity Beneficially Owns Shares that are not actually outstanding (e.g., shares issuable upon the exercise of an option or the conversion of a convertible security) ("Option Shares"), then, whenever this OPERATING AGREEMENT requires a determination of the percentage of Outstanding Shares Beneficially Owned by such person or entity, the Option Shares Beneficially Owned by such person or entity shall also be deemed to be Outstanding. The terms "Beneficial Owner", "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

"Common Share Ownership Limit" shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the Outstanding COMMON SHARES, or such other percentage determined by the MANAGING MEMBER or BOARD OF DIRECTORS in accordance with Section 13.9 of the OPERATING AGREEMENT.

"Constructive Ownership" shall mean ownership of Shares by a person or entity, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the CODE, as modified by Section 856(d)(5) of the CODE. The terms "Constructive Owner", "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

"Excepted Holder" shall mean a person or entity for whom an Excepted Holder Limit is created by this OPERATING AGREEMENT or by the MANAGING MEMBER or BOARD OF DIRECTORS pursuant to Section 13.8 of this OPERATING AGREEMENT.

"Excepted Holder Limit" shall mean, provided that the affected Excepted Holder agrees to comply with any requirements established by the MANAGING MEMBER or BOARD OF DIRECTORS pursuant to Section 13.8 of this OPERATING AGREEMENT and subject to adjustment pursuant to Section 13.8 of this OPERATING AGREEMENT, the percentage limit established by the MANAGING MEMBER or BOARD OF DIRECTORS pursuant to Section 13.8 of this OPERATING AGREEMENT.

"Initial Date" shall mean the date of the closing of the Initial Offering of the COMPANY.

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"Initial Offering" shall mean the first issuance and sale for cash of COMMON SHARES of the COMPANY to any person or entity other than an AFFILIATE of the COMPANY pursuant to:

a)	a public offering registered under the Securities Act; or

b)	a private offering or offering qualified, as applicable, in accordance with Rule 144A, Regulation A, Regulation D or Regulation S of the Securities Act.

"Non-Transfer Event" shall mean any event or other changes in circumstances other than a purported Transfer, including, without limitation, any change in the value of any Shares.

"One Hundred Shareholders Date" means the first day on which Shares are beneficially owned by 100 or more Persons within the meaning of Section 856(a)(5) of the Code.

"Ownership Limits" means the Aggregate Share Ownership Limit and the Common Share Ownership Limit.

"Person" shall mean, solely for the purposes of Article XIII of this OPERATING AGREEMENT, an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(l 7) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the CODE, association, private foundation within the meaning of Section 509( a) of the CODE, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act and a group to which an Excepted Holder Limit applies.

"Prohibited Owner" shall mean with respect to any purported Transfer or Non-Transfer Event, any person or entity which, but for the provisions of Section 13.2 of this OPERATING AGREEMENT, would Beneficially Own or Constructively Own Shares and, if appropriate in the context, shall also mean any person or entity which would have been the RECORD HOLDER of the Shares that the Prohibited Owner would have so owned.

"Restriction Termination Date" means the first day after the Initial Date on which the MANAGING MEMBER or BOARD OF DIRECTORS determines in accordance with Section 7.1 of this OPERATING AGREEMENT that it is no longer in the best interests of the COMPANY to continue to qualify as a REIT or that compliance with any of the restriction and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth in Article XIII of this OPERATING AGREEMENT is no longer required in order for the COMPANY to qualify as a REIT.

"Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any person or entity to acquire or change its Beneficial Ownership or Constructive Ownership of Shares or the right to vote or receive distributions on Shares, or any agreement to take any such actions or cause any such events, including:

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a)	the granting or exercise of any option (or any disposition of any option) or entering into any agreement for the sale, transfer or other disposition of Shares (or of Beneficial Ownership or Constructive Ownership of Shares);

b)	any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right; and

c)	Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares;

in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

"Trust" shall mean any trust provided for in Section 13.11 (a) of this OPERATING AGREEMENT.

"Trustee" shall mean the person or entity that is unaffiliated with the COMPANY or any Prohibited Owner, that is a "United States person" within the meaning of Section 7701(a)(30) of the CODE and is appointed by the COMPANY to serve as trustee of the Trust.

Section 13.2 Ownership Limitations. The provisions of Article XIII of this OPERATING AGREEMENT shall be applicable as if the COMPANY was a REIT, even if the MANAGING MEMBER or BOARD OF DIRECTORS has not elected to have the COMPANY qualify as a REIT, and shall remain in full force and effect until prior to the Restriction Termination Date:

a)	Basic Restrictions.

1)	No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Aggregate Ownership Limit;

2)	No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own COMMON SHARES in excess of the Common Share Ownership Limit; and

3)	No Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

4)	No Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the COMPANY being "closely held" within the meaning of Section 856(h) of the CODE (without regard to whether the ownership interest is held during the last half of a taxable year , unless otherwise allowed under Section 13.8(e) of this OPERATING AGREEMENT); and

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5)	No Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the COMPANY otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that;

i.	would result in the COMPANY owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the CODE; or

ii.	would cause any income of the COMPANY that would otherwise qualify as "rents from real property" for purposes of Section 856(d) of the CODE to fail to qualify as such (including, but not limited to, as a result of causing any entity that the COMPANY intends to treat as an "eligible independent contractor" within the meaning of Section 856(d)(9)(A) of the CODE to fail to qualify as such), in either case causing the COMPANY to fail to satisfy any of the gross income requirements of Section 856(c) of the CODE).

6)	During the period commencing on the One Hundred Shareholders Date, any Transfer of Shares that, if effective, would result in the Shares being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the CODE) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

b)	Transfer in Trust. If any Transfer of Shares or Non-Transfer Event occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 13.2(a)(1-5) of this OPERATING AGREEMENT.

1)	then that number of Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 13.2(1-5) of this OPERATING AGREEMENT (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a TBD charitable beneficiary, effective as of the close of business on the Business Day prior to the date of such Transfer or Non-Transfer Event, and such Person (or, if different, the direct or beneficial owner of such Shares) shall acquire no rights in such Shares (and shall be divested of its rights in such Shares); or

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2)	if the transfer to the Trust described in clause (1) of this sentence would not be effective for any reason to prevent the violation of Section 13.2(1-5), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 13.2(1-5) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

Section 13.3 Remedies for Breach. If the MANAGING MEMBER or BOARD OF DIRECTORS shall at any time determine in good faith that a Transfer or Non-Transfer Event has taken place that results in a violation of Section 13.2 of this OPERATING AGREEMENT or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 13.2 of this OPERATING AGREEMENT (whether or not such violation is intended), the MANAGING MEMBER of BOARD OF DIRECTORS shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or Non-Transfer Event or otherwise prevent such violation, including, without limitation, causing the COMPANY to redeem shares, refusing to give effect to such Transfer or Non-Transfer Event on the books of the COMPANY or instituting proceedings to enjoin such Transfer or Non-Transfer Event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 13.2 of this OPERATING AGREEMENT (or Non-Transfer Event that results in a violation of Section 13.2 of the OPERATING AGREEMENT) shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or Non-Transfer Event) shall be void ab initio as provided above irrespective of any action (or non-action) by the MANAGING MEMBER or BOARD OF DIRECTORS. Nothing herein shall limit the ability of the MANAGING MEMBER or BOARD OF DIRECTORS to grant a waiver as may be permitted under Section 13.8 of this OPERATING AGREEMENT.

Section 13.4 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 13.2(1-5) of this OPERATING AGREEMENT or any Person who would have owned Shares that resulted in a transfer to the Trust pursuant to the provisions of Section 13.2(b) of this OPERATING AGREEMENT shall immediately give written notice to the COMPANY of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the COMPANY such other information as the COMPANY may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event on the COMPANY'S qualification as a REIT.

Section 13.5 Owners Required to Provide Information. From the Initial Date and prior to the Restriction Termination Date:

a)	every owner of five percent or more (or such lower percentage as required by the CODE or the U.S. Treasury Department regulations promulgated thereunder) of the Outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the COMPANY stating the name and address of such owner, the number of Shares of each class and series Beneficially Owned and a description of the manner in which such Shares are held. Each such owner shall promptly provide to the COMPANY in writing such additional information as the COMPANY may request in order to determine the effect, if any, of such Beneficial Ownership on the COMPANY'S qualification as a REIT and to ensure compliance with the Ownership Limits; and

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b)	each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the Shareholder of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall promptly provide to the COMPANY in writing such information as the COMPANY may request, in good faith, in order to determine the COMPANY'S qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Section 13.6 Remedies Not Limited. Subject to Section 7.1 of this OPERATING AGREEMENT, nothing contained in Article XIII of this OPERATING AGREEMENT shall limit the authority of the MANAGING MEMBER or BOARD OF DIRECTORS to take such other action as he/it deems necessary or advisable to protect the COMPANY and the interests of the Shareholders in preserving the COMPANY'S qualification as a REIT.

Section 13.7 Ambiguity. In the case of an ambiguity in the application of any of the provisions of Article XIII of this OPERATING AGREEMENT, the MANAGING MEMBER or BOARD OF DIRECTORS shall have the power to determine the application of the provisions of Article XIII of this OPERATING AGREEMENT with respect to any situation based on the facts known to it. In the event Article XIII of this OPERATING AGREEMENT requires an action by the MANAGING MEMBER or BOARD OF DIRECTORS and this OPERATING AGREEMENT fails to provide specific guidance with respect to such action, the MANAGING MEMBER or BOARD OF DIRECTORS shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Article XIII of this OPERATING AGREEMENT. Absent a decision to the contrary by the MANAGING MEMBER or BOARD OF DIRECTORS (which the MANAGING MEMBER or BOARD OF DIRECTORS may make in his/its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 13.3 of this OPERATING AGREEMENT) acquired or retained Beneficial Ownership or Constructive Ownership of Shares in violation of Section 13.2 of this OPERATING AGREEMENT, such remedies (as applicable) shall apply first to the Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Shares based upon the relative number of the Shares held by each such Person.

Section 13.8 Exceptions.

a)	Subject to Section 13.2(a)(4-5) of this OPERATING AGREEMENT, the MANAGING MEMBER or BOARD OF DIRECTORS, in his/its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Ownership Limit and/or the Common Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if the Manager determines, based on such representations and undertakings as it may require, that:

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1)	subject to Section 13.8(e) of this OPERATING AGREEMENT, such exemption will not cause the Beneficial Ownership or Constructive Ownership of Shares of the COMPANY of any individual (as defined in Section 542(a)(2) of the CODE as modified by Section 856(h)(3) of the CODE) to violate Section 13.2(a)(4-5) of this OPERATING AGREEMENT; and

2)	such Person does not and will not Constructively own an interest in a tenant (or a tenant of any entity owned or controlled by the COMPANY) that would cause the COMPANY to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the CODE) in such tenant (for this purpose, a tenant from whom the COMPANY (or an entity owned or controlled by the COMPANY) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the MANAGING MEMBER or BOARD OF DIRECTORS, rent from such tenant would not adversely affect the COMPANY'S ability to qualify as a REIT shall not be treated as a tenant of the COMPANY).

b)	Prior to granting any exception pursuant to Section 13.8(a) of this OPERATING AGREEMENT, the MANAGING MEMBER or BOARD OF DIRECTORS may require a ruling from the Internal Revenue Service, or an Opinion of Counsel, in either case in form and substance satisfactory to the MANAGING MEMBER or BOARD OF DIRECTORS in his/its sole discretion, as it may deem necessary or advisable in order to determine or ensure the COMPANY'S qualification as a REIT. Notwithstanding the receipt of any ruling or opinion, the MANAGING MEMBER or BOARD OF DIRECTORS may impose such conditions or restrictions as it deems appropriate in connection with granting such exception or waiver or creating any Excepted Holder Limit.

c)	Subject to Section 13.2(a)(4-5) of this OPERATING AGREEMENT, an underwriter which participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Aggregate Ownership Limit, the Common Share Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

d)	The MANAGING MEMBER or BOARD OF DIRECTORS may only reduce Excepted Holder Limit for an Excepted Holder:

1)	with the written consent of such Excepted Holder at any time, or

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2)	pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit or Aggregate Ownership Limit, as applicable.

e)	Subject to Section 13.2(a)(4-5) of this OPERATING AGREEMENT, the Manager, in its sole discretion, may exempt an Excepted Holder from the limitations in Section 13.2(a)(ii)(4-5) of this OPERATING AGREEMENT and Section 13.2(a)(1-3) of this OPERATING AGREEMENT on Beneficial Ownership and/or Constructive Ownership of Shares that would result in the COMPANY being "closely held" within the meaning of Section 856(h) of the CODE (determined without regard to whether the ownership interest is held during the last half of a taxable year), but only during the first taxable year of the COMPANY for which the COMPANY elects to be a REIT under Section 856(c) of the CODE and/or during the first half of the COMPANY'S second taxable year for which the COMPANY elects to be treated as a REIT under Section 856(c) of the CODE and only to the extent that such Beneficial Ownership and/or Constructive Ownership for such periods does not result in the COMPANY failing to qualify as a REIT.

Section 13.9 Increase or Decrease in Aggregate Ownership and Common Share Ownership Limits.

a)	Subject to Section 13.2(a)(4-5) of this OPERATING AGREEMENT, the MANAGING MEMBER or BOARD OF DIRECTORS may from time to time increase or decrease the Common Share Ownership Limit and the Aggregate Ownership Limit; provided, however, that any decreased Common Share Ownership Limit and/or Aggregate Ownership Limit will not be effective for any Person whose percentage ownership in COMMON SHARES or Shares is in excess of such decreased Common Share Ownership Limit and/or Aggregate Ownership Limit until such time as such Person's percentage of COMMON SHARES or Shares equals or falls below the decreased Common Share Ownership Limit and/or Aggregate Ownership Limit, but any further acquisition of COMMON SHARES or Shares in excess of such percentage ownership of COMMON SHARES or Shares will be in violation of the Common Share Ownership Limit and/or Aggregate Ownership Limit; and provided further, that any increased or decreased Common Share Ownership Limit and/or Aggregate Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the Outstanding Shares.

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b)	Prior to increasing or decreasing the Common Share Ownership Limit or the Aggregate Ownership Limit pursuant to Section 13.9(a) of this OPERATING AGREEMENT, the MANAGING MEMBER or BOARD OF DIRECTORS may require such opinions of counsel, affidavits, undertakings or agreements, in any case in form and substance satisfactory to the MANAGING MEMBER or BOARD OF DIRECTORS in his/its sole discretion, as it may deem necessary or advisable in order to determine or ensure the COMPANY'S qualification as a REIT.

Section 13.10 Legend. Each certificate for Shares, if certificated, or any written statement of information in lieu of a certificate delivered to a holder of uncertificated Shares shall bear substantially the following legend:

"The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the COMPANY'S maintenance of its qualification as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "CODE"). Subject to certain further restrictions and except as expressly provided in the Amended and Restated Operating Agreement of ANABASIS REAL ESTATE INVESTMENT TRUST, LLC (the “COMPANY”), as may be amended from time to time (the "OPERATING AGREEMENT"), (i) no Person may Beneficially Own or Constructively Own COMMON SHARES in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the Outstanding COMMON SHARES, unless such Person is exempt from such limitation or is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own Shares in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the Outstanding Shares, unless such Person is exempt from such limitation or is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Shares that would result in the COMPANY being "closely held" under Section 856(h) of the CODE (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise cause the COMPANY to fail to qualify as a REIT; and (iv) any Transfer of Shares that, if effective, would result in the Shares being beneficially owned by less than 100 Persons (as determined under the principles of Section 856(a)(5) of the CODE) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

Any Person who Beneficially Owns or Constructively Owns or attempts too Beneficially Own or Constructively Own Shares which causes or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the COMPANY and Transfer Agent (if any) or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice. If any of the restrictions on transfer or ownership as set forth in (i) through (iii) above are violated, the Shares in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more charitable beneficiaries. In addition, the COMPANY may redeem Shares upon the terms and conditions specified by the MANAGING MEMBER or BOARD OF DIRECTORS in their sole discretion if the MANAGING MEMBER or BOARD OF DIRECTORS determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described in (i) through (iii) above may be void ab initio. All capitalized terms in this legend have the meanings defined in the OPERATING AGREEMENT, a copy of which, including the

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restrictions on transfer and ownership, will be furnished to each holder of Shares on request and without charge. Requests for such a copy may be directed to the MANAGING MEMBER or BOARD OF DIRECTORS at the Company's principal office."

Instead of the foregoing legend, the certificate or written statement of information delivered in lieu of a certificate, if any, may state that the Company will furnish a full statement about certain restrictions on transferability to a Shareholder on request and without charge.

Section. 13.11 Transfer of Shares in Trust.

a)	Ownership in Trust. Upon any purported Transfer or other event described in Section 13.2(b) of this OPERATING AGREEMENT. that would result in a transfer of Shares to a Trust, such Shares shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more charitable beneficiaries. Such transfer to the Trustee shall be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 13.2(b) of this OPERATING AGREEMENT. The Trustee shall be appointed by the COMPANY and shall be a person unaffiliated with the COMPANY and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Company as provided in Section 13.11(f) of this OPERATING AGREEMENT.

b)	Status of Shares Held by the Trustee. Shares held by the Trustee shall be issued and Outstanding Shares. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Trustee, shall have no rights to distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Trust.

c)	Distribution and Voting Rights. The Trustee shall have all voting rights and rights to distributions with respect to Shares held in the Trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any distribution paid prior to the discovery by the COMPANY that the Shares have been transferred to the Trustee shall be paid by the recipient of such distribution to the Trustee upon demand and any distribution authorized but unpaid shall be paid when due to the Trustee. Any distribution so paid to the Trustee shall be held in trust for the charitable beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Trust and, subject to Florida Law, effective as of the date that the Shares have been transferred to the Trust, the Trustee shall have the authority (at the Trustee's sole discretion):

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1)	to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the COMPANY that the Shares have been transferred to the Trustee; and

2)	to recast such vote in accordance with the desires of the Trustee acting for the benefit of the charitable beneficiary;

provided, however, that if the COMPANY has already taken irreversible limited liability company action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of Article XIII of this OPERATING AGREEMENT, until the COMPANY has received notification that Shares have been transferred into a Trust, the COMPANY shall be entitled to rely on its share transfer and other Shareholder records for purposes of preparing lists of Shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Shareholders.

1)	Sale of Shares by Trustee. Within 20 days of receiving notice from the COMPANY that Shares have been transferred to the Trust, the Trustee of the Trust shall sell the Shares held in the Trust to a person, designated by the Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 13.2(a) of this OPERATING AGREEMENT. Upon such sale, the interest of the charitable beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the charitable beneficiary as provided in this Section 13.1l(d) of this OPERATING AGREEMENT. The Prohibited Owner shall receive the lesser of:

i.	the price paid by the Prohibited Owner for the Shares or, if the event causing the Shares to be held in the Trust did not involve a purchase of such Shares at Market Price, the Market Price of the Shares on the day of the event causing the Shares to be held in the Trust; and

ii.	the price per Share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Shares held in the Trust.

The Trustee may reduce the amount payable to the Prohibited Owner by the amount of distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 13.11(c) of this OPERATING AGREEMENT. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the charitable beneficiary. If, prior to the discovery by the COMPANY that Shares have been transferred to the Trustee, such Shares are sold by a Prohibited Owner, then:

1.	such Shares shall be deemed to have been sold on behalf of the Trust; and

2.	to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 13.11(d) of this OPERATING AGREEMENT, such excess shall be paid to the Trustee upon demand.

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e)	Purchase Right in Shares Transferred to the Trustee. Shares transferred to the Trustee shall be deemed to have been offered for sale to the COMPANY, or its designee, at a price per Share equal to the lesser of:

i.	the price per Share in the transaction that resulted in such Transfer to the Trust (or, if the event that resulted in the Transfer to the Trust did not involve a purchase of such Shares at Market Price, the Market Price of such Shares on the day of the event that resulted in the Transfer of such Shares to the Trust); and

ii.	the Market Price on the date the COMPANY, or its designee, accepts such offer.

The COMPANY may reduce the amount payable to the Trustee by the amount of distributions which has been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 13.11 (c) of this OPERATING AGREEMENT and may pay the amount of such reduction to the Trustee for the benefit of the charitable beneficiary. The COMPANY shall have the right to accept such offer until the Trustee has sold the Shares held in the Trust pursuant to Section 13.1l(d) of this OPERATING AGREEMENT. Upon such a sale to the COMPANY, the interest of the charitable beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

f)	Designation of Charitable Beneficiaries. By written notice to the Trustee, the COMPANY shall designate one or more nonprofit organizations to be the charitable beneficiary of the interest in the Trust such that the Shares held in the Trust would not violate the restrictions set forth in Section 13.2(a) of this OPERATING AGREEMENT in the hands of such charitable beneficiary. Neither the failure of the COMPANY to make such designation nor the failure of the COMPANY to appoint the Trustee before its automatic transfer provided for in Section 13.2(a) of this OPERATING AGREEMENT shall make such transfer ineffective, provided that the COMPANY thereafter makes such designation and appointment. The designation of a nonprofit organization as a charitable beneficiary shall not entitle such nonprofit organization to serve in such capacity and the COMPANY may, in its sole discretion, designate a different nonprofit organization as the Charitable Beneficiary at any time and for any or no reason. Any determination by the COMPANY with respect to the application of Article XIII of this OPERATING AGREEMENT shall be binding on each charitable beneficiary.

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Section 13.12 Enforcement. The COMPANY is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of Article XIII of this OPERATING AGREEMENT.

Section 13.13 Non-Waiver. If any provision of Article XIII of this OPERATING AGREEMENT or any application of any such provision is determined to be invalid by any Federal or State Court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

IN WITNESS WHEREOF, this OPERATING AGREEMENT has been executed as of the date first written above.

MANAGING MEMBER

ANABASIS REAL ESTATE INVESTMENT TRUST, LLC

By:	/s/ Mark T. Ocepek
Mr.	Mark T. Ocepek
Managing Member & Member of the Board of Directors

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